UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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Hormel Foods Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota, on Tuesday, January 27, 2009, at  8:00 p.m. Central standard time.  The items of business are:

1.	Elect a board of 13 directors for the ensuing year;

2.	Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2009;

3.	Approve the Hormel Foods Corporation 2009 Long-Term Incentive Plan;

4.	Approve the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan;

5.	Consider a stockholder proposal regarding disclosure of greenhouse gas emissions caused by individual products via product packaging, if presented at the meeting; and

6.	Such other matters as may properly come before the meeting.

The Board of Directors has fixed December 1, 2008, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

BRIAN D. JOHNSON

Corporate Secretary

December 17, 2008

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on January 27, 2009

The Proxy Statement and Annual Report to Stockholders
are available at www.ematerials.com/hrl

i

ii

PROXY STATEMENT

HORMEL FOODS CORPORATION

(CUSIP No. 440452100)

1 HORMEL PLACE

AUSTIN, MINNESOTA 55912

The enclosed proxy is solicited by the Board of Directors of Hormel Foods Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on January 27, 2009.  This proxy statement and form of proxy are first being mailed to stockholders on or about December 17, 2008.

GENERAL INFORMATION

Voting Securities -   The Company had 134,526,092 shares of common stock outstanding as of December 1, 2008.  Each share of stock is entitled to one vote.  There is no cumulative voting.  The Company has no other class of shares outstanding.  Only stockholders of record at the close of business as of December 1, 2008 are entitled to vote at the meeting.

Voting Your Proxy -   Whether or not you plan to attend the meeting, we encourage you to grant a proxy to vote your shares.  Follow the instructions on your proxy card or electronic delivery notice to cast your vote via the Internet or telephone.  If you received a proxy card, you may vote your shares by completing the card with your vote, signature and date, and returning it by mail in the envelope provided.

If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as follows:

“FOR:”

•                  Election to the Board of the 13 director nominees named in this proxy statement;

•                  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the next fiscal year;

•                  Approval of the Hormel Foods Corporation 2009 Long-Term Incentive Plan; and

•                  Approval of the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan;

and “AGAINST:”

•                  The stockholder proposal regarding disclosure of greenhouse gas emissions caused by individual products via product packaging, if presented at the meeting.

The persons appointed as proxies will vote in their discretion on other matters as may properly come before the meeting and which the Company did not know of prior to October 31, 2008.

Revoking Your Proxy -   You may revoke your proxy at any time before it is exercised by contacting the Corporate Secretary.

Expenses -   The expenses of soliciting proxies will be paid by the Company.  Proxies may be solicited at Company expense personally, or by mail, telephone or electronic communication, by directors, officers and other employees.  Such persons will not receive additional compensation.  The Company will reimburse banks, brokerage firms and other nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.  Your cooperation in promptly granting a proxy to vote your shares will help to avoid additional expense.

Quorum -   A majority of the outstanding shares will constitute a quorum at the meeting.  If a stockholder holds shares in “street name” and does not provide voting instructions to the holder of the account regarding non-discretionary matters, such shares are considered “broker nonvotes”.   “Street name” means the shares are held in a stock brokerage account or by a bank, trust or other institution.  Broker nonvotes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business.  Shares represented by abstentions are counted in the same manner as shares submitted with a “withheld” or “no” vote in tabulating the votes cast.  Shares represented by broker nonvotes are not considered entitled to vote and thus are not counted for purposes of determining whether a proposal has been approved.  Under current New York Stock Exchange (“NYSE”) rules, uninstructed brokers would have discretionary voting power for the election of directors (Item #1) and for ratification of Ernst & Young LLP as independent registered public accounting firm (Item #2).  Uninstructed brokers would not have discretionary voting power for approval of the Company’s 2009 Long-Term Incentive Plan (Item #3), the Company’s 2009 Nonemployee Director Deferred Stock Plan (Item #4), or the stockholder proposal (Item #5).

MEETING ADMISSION

The following persons will be admitted to the Annual Meeting of Stockholders to be held on January 27, 2009:

•	Stockholders of record at the close of business on December 1, 2008, and their immediate family members;

•	Individuals holding written proxies executed by stockholders of record at the close of business on December 1, 2008;

•

Stockholders who provide a letter or account statement from their broker, bank or other nominee showing that they owned stock held in the name of the broker, bank or other nominee at the close of business on December 1, 2008, and their immediate family members;

•	Stockholders by virtue of stock held in the Company’s Employee Stock Purchase Plan;

•	Other individuals with the approval of the Corporate Secretary; and

•	One authorized representative of stockholders that are corporations or other entities. Additional authorized representatives may be admitted with the approval of the Corporate Secretary.

CONDUCT OF MEETING

The Chairman will preside over the Annual Meeting of Stockholders pursuant to the Bylaws and by action of the Board of Directors.  The Chairman has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize stockholders or proxies who wish to speak, and to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting will be available at the meeting along with the agenda.  The Chairman may also rely on applicable law regarding disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR each of the 13 director nominees listed below.  The persons named as proxies will vote FOR the election of these 13 nominees to hold office as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualify, unless stockholders specify otherwise.  If any of such nominees become unavailable for any reason, it is intended that the proxies will vote for the election of such substitute persons as may be designated by the Board of Directors.  Directors are elected by a plurality of the votes cast.  The 13 candidates receiving the highest number of votes will be elected.

NOMINEES FOR DIRECTORS

Name	Age	Principal Occupation, Five-Year Business Experience, and Directorships	Year First Became a Director

TERRELL K. CREWS	53	Executive Vice President, Chief Financial Officer and Vegetable Business CEO for Monsanto Company, an agricultural company, since September 2007; Executive Vice President and Chief Financial Officer from 2000 to 2007. Member of the Board of Trustees of Freed-Hardeman University, Henderson, Tennessee.	2007

JEFFREY M. ETTINGER	50	Chairman, President and Chief Executive Officer since November 21, 2006; President and Chief Executive Officer from January 1 to November 20, 2006; President and Chief Operating Officer from 2004 to 2006; Group Vice President from 2001 to 2004; Chief Executive Officer of Jennie-O Turkey Store, Inc. from 2003 to 2004. Member of the Board of Directors of the Ordway Center for the Performing Arts, St. Paul, Minnesota, Grocery	2004

Name	Age	Principal Occupation, Five-Year Business Experience, and Directorships	Year First Became a Director

Manufacturers of America, Washington, D.C., American Meat Institute, Washington, D.C., Minnesota Business Partnership, Minneapolis, Minnesota, Austin Medical Center Foundation, Austin, Minnesota, and The Hormel Foundation, Austin, Minnesota.

JODY H. FERAGEN	52	Senior Vice President and Chief Financial Officer since January 2007; Vice President of Finance and Treasurer 2005 to 2007; Vice President and Treasurer 2001 to 2005.	2007

LUELLA G. GOLDBERG	71

Life Trustee, University of Minnesota Foundation since 2008; Trustee from 1975 to 2008; Chair, Board of Trustees, from 1996 to 1998. Member, Board of Overseers, Carlson School of Management since 1979. Trustee and Chair Emerita, Wellesley College since 1996. Chair, Board of Trustees, Wellesley College, from 1985 to 1993; Acting President, Wellesley College, from July 1, 1993 to October 1, 1993. Life Director, Minnesota Orchestral Association since 1997; Chair, Board of Directors, Minnesota Orchestral Association from 1980 to 1983. Member of the Board of Directors of TCF Financial Corporation, Minneapolis, Minnesota, and Communications Systems, Inc., Hector, Minnesota.

			1993

SUSAN I. MARVIN	53	President, Marvin Windows and Doors since October 1995; Senior Vice President Sales and Marketing from 1985 to 1995; Trustee, University of Minnesota Foundation from 2001 to 2007; Board of Directors of Minnesota Chamber of Commerce from 1992 to 1997, and Chair in 1995. Member of the Board of Directors of Marvin Lumber and Cedar Company, Warroad, Minnesota, and Harvard Joint Center for Housing Studies Policy Advisory Board, Cambridge, Massachusetts.	2002

JOHN L. MORRISON	63	Managing Director, Goldner Hawn Johnson & Morrison Incorporated, a private equity investment firm, since 1989; Chairman, Callanish Capital Partners, a private hedge fund, since 2001; Executive Vice President of Pillsbury and Chairman of the U.S. Consumer Foods Group, 1987 to 1989; President of Pillsbury’s International Group, 1981 to 1987; member of the President’s Foreign Intelligence Advisory Board, Washington, D.C., since 2006. Member of the Board of Directors of Andersen Windows, Inc., St. Paul, Minnesota.	2003

ELSA A. MURANO, Ph.D.	49	President of Texas A&M University, since December 2007; Texas A&M University Vice Chancellor and Dean of Agriculture, Director of the Texas Agricultural Experiment Station, from 2005 to December 2007; Professor, Department of Animal Science, Texas A&M University, since 2001; Undersecretary for Food Safety, U.S. Department of Agriculture, 2001 to 2004.	2006

ROBERT C. NAKASONE	60	Chief Executive Officer, NAK Enterprises, LLC, an investment and consulting company, since 2000; Chief Executive Officer, Toys “R” Us, Inc., 1998 to 1999; President and Chief Operating Officer from 1994 to 1997; Vice Chairman from 1989 to 1993; and President U.S. Toy Stores from 1985 to 1988; prior to 1985, served in multiple senior executive capacities with the Jewel Companies, Inc., including Group Vice-President and General Manager of the Jewel Food Stores Midwest Region. Member of the Board of Directors of Staples, Inc., Framingham, Massachusetts.	2006

RONALD D. PEARSON	68	Chairman Emeritus of Hy-Vee, Inc., a retail grocery company, since 2006; Chairman of the Board, President and Chief Executive Officer of Hy-Vee, Inc. from 1989 to 2006. Member of the Board of Directors of Hy-Vee, Inc., West Des Moines, Iowa, Hy-Vee Weitz Construction, L.C., West Des Moines, Iowa, and Food Marketing Institute, Washington, D.C.	2007

DAKOTA A. PIPPINS	60	President and Chief Executive Officer, Pippins Strategies, LLC, a marketing consulting company, since 2003; Director of Urban Think Tank and Director of Planning for the Vigilante Division of Leo Burnett, USA, an advertising agency, from 1998 to 2003; Director of Management Institute at New York University from 1990 to 1995, and Adjunct Associate Professor at New York University since 1990; Senior Vice President, Chisholm-Mingo Group, an integrated marketing company, 1997 to 1998.	2001

GARY J. RAY	62	President Protein Business Units from July 2007 to 2008, retiring December 31, 2008; Executive Vice President Refrigerated Foods from 1999 to July 2007. Member of the Board of Directors of Austin Medical Center, Community Bank, The Hormel Institute, and The Hormel Foundation, all of Austin, Minnesota.	1990

HUGH C. SMITH, M.D.	69	Professor of Medicine, Mayo Clinic College of Medicine, and Consultant in the Cardiovascular Division at Mayo Clinic, since 1972; Chief Executive Officer, Mayo Clinic-Rochester, 1999 to 2006; Vice President, Mayo Foundation, 2002 to 2005; Member of the Board of Trustees, Mayo Clinic, 1999 to 2005; Chair, Rochester Board of Governors, Mayo Clinic, 1999 to 2005. Member of the Board of Directors of Dartmouth Hitchcock Medical Center, Lebanon, New Hampshire, and Blue Cross Blue Shield Minnesota, Eagan, Minnesota.	2006

JOHN G. TURNER	69	Chairman, Hillcrest Capital Partners, a private equity investor, since 2002; Vice Chairman of ING Americas 2000 to 2002; Chairman and Chief Executive Officer of ReliaStar Financial Corp., a financial services company, from 1993 to 2000. Member of the Board of Directors of Conseco, Inc., Carmel, Indiana.	2000

No family relationship exists between any of the director nominees or executive officers of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines which include the following:

•                  At all times a substantial majority of the Board will be independent, as that term is defined in relevant law and the NYSE listing standards;

•                  Directors who (1) retire or change their principal employment, (2) reach retirement age of 72, or (3) take action that creates a conflict of interest with the Company, must submit a letter of resignation from the Board.  The Board may accept or reject a letter of resignation.  It is the Board’s general policy that directors will not stand for reelection after reaching age 72;

•                  The Board and Board committees will conduct annual self-evaluations;

•                  Directors participate in an annual strategic planning retreat, which provides directors a detailed overview of the Company’s strategic business plans and an opportunity to access senior management of the Company;

•                  All non-management directors will meet in executive session at least quarterly;

•                  The Compensation Committee will evaluate the Chief Executive Officer’s performance annually.  This evaluation is based in part on a self-evaluation by the Chief Executive Officer that is reviewed by all of the nonemployee directors.  The annual evaluation will take into account the Chief Executive Officer’s performance measured against established goals.  After the process has been completed, the Compensation Committee will set the Chief Executive Officer’s compensation;

•                  Directors will have full access to officers and employees of the Company; and

•                  The Board and each committee have the power to hire independent legal, financial or other advisers, without consulting or obtaining the approval of any officer of the Company.

The Company’s Corporate Governance Guidelines may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”.  A copy of the Corporate Governance Guidelines is available in print free of charge to any stockholder who requests it.

Subsequent to fiscal 2008 year end, the Board of Directors established a “Lead Director” position and elected Luella G. Goldberg to this position.  The Governance Committee will determine the duties of the Lead Director.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct that covers its directors, officers and employees.  This Code of Ethical Business Conduct may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”.  A copy of the Code of Ethical Business Conduct is available in print free of charge to any stockholder who requests it.

Stock Ownership Guidelines

The Company’s officers and directors are subject to stock ownership guidelines.   Officers are expected to hold Company stock equivalent to 2.5 to 5 times their annual base salary, depending on position.  Directors are expected to hold Company stock equivalent to 4 times their annual retainer.  The value of shares individually owned, held in Company benefit plans, and deferred in the Company’s deferred compensation plans are counted toward the guidelines.   Individual ownership of shares is determined under Section 16 of the Securities Exchange Act of 1934, as amended.

The guidelines were adopted effective January 1, 2005.  All officers and directors have an initial five year phase-in period to comply with the guidelines.  Newly elected officers and directors have five years from their election to comply with the guidelines.   Officers promoted to a level requiring higher stock ownership under the guidelines have five years to achieve compliance.

Board Independence

The Company’s Corporate Governance Guidelines require that a substantial majority of the Company’s directors be independent.  The NYSE listing standards require that a majority of the Company’s directors be independent and that the Audit, Compensation and Governance Committees be comprised entirely of independent directors.  The Board of Directors has adopted standards to assist it in making the annual determination of each director’s independence status. These Director Independence Standards are consistent with the NYSE listing standards. The Director Independence Standards are posted on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”.  A director will be considered “independent” if he or she meets the requirements of the standards and the independence criteria in the NYSE listing standards.

The Board of Directors has affirmatively determined that the following directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent:

Terrell K. Crews	John L. Morrison	Ronald D. Pearson	Hugh C. Smith, M.D.

Luella G. Goldberg	Elsa A. Murano, Ph.D.	Dakota A. Pippins	John G. Turner

Susan I. Marvin	Robert C. Nakasone

The Board also has determined that each of the Company’s Audit, Compensation, Governance and Contingency Committees is composed solely of independent directors.  In making the independence determinations, the Board of Directors reviewed all of the directors’ relationships with the Company.  This review is based primarily on a review of the responses of the directors to questions regarding employment, business, family, compensation and other relationships with the Company and its management. In making the independence determination for Mr. Pearson, Chairman Emeritus of Hy-Vee, Inc., the Board considered the relationship arising out of the transactions in the ordinary course of business between the Company and Hy-Vee, Inc., a customer of the Company.  The board determined that this relationship was not material and did not impair Mr. Pearson’s independence.

Board of Director and Committee Meetings

Board of Directors and Committees -   The Board of Directors conducts its business through meetings of the Board and its committees.  The Board of Directors held six regularly scheduled meetings during the last fiscal year.  Each director attended at least 83% of the total meetings during the fiscal year of the Board and Board committees on which he or she served, with two exceptions.  Elsa A. Murano attended 74% of the total meetings of the Board and Board committees on which she served.  Ronald D. Pearson attended 58% of the total meetings of the Board and Board committees on which he served.  The Chair of the Governance Committee presides at executive sessions of the nonmanagement directors.

The Board of Directors has established the following Board committees: Audit, Compensation, Governance, Pension Investment and Contingency.   The table below provides membership for each of the committees and meeting information for fiscal 2008.

Name	Audit Committee	Compensation Committee	Governance Committee	Pension Investment Committee	Contingency Committee
Terrell K. Crews	X	X			X
Luella G. Goldberg			X	X*	X
Susan I. Marvin		X	X		X
John L. Morrison	X*	X			X
Elsa A. Murano	X			X	X
Robert C. Nakasone			X	X	X
Ronald D. Pearson	X			X	X
Dakota A. Pippins		X	X*		X
Hugh C. Smith			X	X	X
John G. Turner	X	X*			X*
Total Meetings in Fiscal 2008	11	5	2	2	0

*  Committee Chair

Each of the Audit, Compensation and Governance Committees has adopted and operates under a written charter.  These charters may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”.  Copies of these charters are available in print free of charge to any stockholder who requests them.

Audit Committee -  Each member of the Audit Committee is financially literate as determined by the Board.  The Board also determined that John L. Morrison is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (“SEC”).   The duties of the Audit Committee include the following:

•                  Select and evaluate the performance of the independent registered public accounting firm;

•                  Discuss with the internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits;

•                  Ensure that the independent registered public accounting firm is accountable to the Committee and that the firm has no relationship with management or the Company that would impede their independence;

•                  Review and discuss with management and the external auditors the quarterly and annual financial statements of the Company;

•                  Establish procedures for the handling of complaints received by the Company regarding accounting, internal controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•                  Provide an open avenue of communication between the internal auditors, the external auditors, Company management and the Board of Directors;

•                  Understand the Company’s key areas of risk and assess the steps management takes to manage such risk; and

•                  Oversee the Company’s Code of Ethical Business Conduct, including assessment of the steps management takes to assure the Company’s compliance with all applicable laws and regulations and corporate policies.

Compensation Committee -   The duties of the Compensation Committee include the following:

•                  Establish compensation arrangements for all officers of the Company;

•                  Engage a compensation consultant to review the Company’s compensation programs;

•                  Make recommendations to the Board regarding incentive compensation and equity-based compensation plans, and administer such plans; and

•                  Make recommendations to the Board regarding compensation to be paid to the Company’s directors.

Governance Committee -   The duties of the Governance Committee include the following:

•                  Establish criteria for new directors and evaluate potential candidates;

•                  Make recommendations to the Board regarding the composition of Board committees;

•                  Review the Company’s executive succession plans;

•                  Periodically assess the Company’s adherence to its Corporate Governance Guidelines;

•                  Evaluate objectives and policies regarding the Company’s management of its human resources; and

•                  Oversee the annual evaluation of the Board and the Chief Executive Officer.

The Governance Committee recommends new director nominees to the Board.  The Committee determines the selection criteria of director nominees based upon the Company’s needs at the time nominees are considered.  In evaluating director candidates, the Committee will consider a candidate’s:

•                  Intellect;

•                  Integrity;

•                  Broad-based experience at the policy-making level in business, government, education or the public interest;

•                  Analytical ability;

•                  Ability to qualify as an independent director; and

•                  Ability and willingness to devote time and energy to effectively carry out all Board responsibilities.

Identifying and Evaluating Nominees for Director -   The Governance Committee is responsible for establishing procedures to identify and review the qualifications of all nominees for Board membership.  The Committee considers nominations of director candidates made by current directors, an independent search firm, senior management, and the Company’s stockholders.  The Committee applies the same criteria for consideration of stockholder nominees as it does to nominees proposed by other sources.

Stockholders wishing to make a recommendation may do so by contacting the Governance Committee, c/o Corporate Secretary, Brian D. Johnson, at 1 Hormel Place, Austin, Minnesota 55912.  Stockholders should send:

1.               Name of the candidate and a brief biographical sketch and resume;

2.               Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and

3.               A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Committee’s procedures include making a preliminary assessment of each proposed nominee.  Such assessment is based upon the resume and biographical information, an indication of the individual’s willingness to serve, and business experience and leadership skills.  This information is evaluated against the criteria set forth above and the Company’s specific needs at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in interviews, which are used to further evaluate candidates.

On the basis of information learned during this process, the Committee determines which nominee(s) to recommend to the Board to submit for election at the next Annual Meeting of Stockholders.  The Board selects new Board nominees based on its assessment and consideration of various factors.  These factors include the current Board profile, the long-term interests of stockholders and the needs of the Company, and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board.  No candidate meeting the criteria for director nomination was submitted by a stockholder for the 2009 Annual Meeting of Stockholders.

Pension Investment Committee -   The Pension Investment Committee establishes investment policies for the Company’s defined benefit pension plans.  The Committee also periodically reviews investments for consistency with those policies.

Contingency Committee -   The Contingency Committee considers the matters the Board refers to the Contingency Committee.   Such matters would require the deliberation and decision of disinterested and independent directors.

Policy Regarding Attendance at Annual Meetings

The Company encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders.  Last year three of the Company’s directors attended the Annual Meeting of Stockholders, with inclement weather preventing travel by the other directors.

Board Communication

Interested parties may communicate with the Board of Directors by sending a letter directed to the Board of Directors, nonemployee directors or specified individual directors, and addressed to:  Corporate Secretary, Brian D. Johnson, 1 Hormel Place, Austin, Minnesota 55912.  All communications, whether signed or anonymous, will be directed to the Chair of one of the committees based on the subject matter of the communication, or to the nonemployee directors or the specified directors, if so addressed.

COMPENSATION OF DIRECTORS

The Company provides the following elements of compensation to nonemployee directors:

•                  Annual retainer of $40,000, with half paid on February 1 and the other half paid on August 1;

•                  Additional retainer of $5,000 per year for chairperson of the Compensation, Governance, Pension Investment and Contingency Committees, with half paid on February 1 and the other half paid on August 1;

•                  Additional retainer of $8,000 per year for chairperson of the Audit Committee, with half paid on February 1 and the other half paid on August 1;

•                  Meeting fee of $1,500 for attendance at each regular Board meeting, with $4,500 for attendance at three-day annual strategic planning retreat and Board meeting;

•                  Meeting fee of $500 for attendance by telephone at a special Board meeting;

•                  Meeting fee of $1,000 for attendance in person at each committee meeting;

•                  Meeting fee of $500 for attendance by telephone at each committee meeting;

•                  An award of 2,500 restricted shares of stock on February 1; and

•                  A grant of 4,000 stock options on February 1, with an exercise price equal to the fair market value of one share of the Company’s common stock based on the NYSE closing price of the stock at the end of that day ($38.97 on February 1, 2008).

Directors may defer all or a portion of retainer and meeting fees under the Company’s Nonemployee Director Deferred Stock Plan.  Deferred fees times 105% are credited as stock units under the plan.  The stock units have the same value as Company common stock and receive dividend equivalents.  Stock units become payable in shares of Company common stock following termination of service as a director.

The award of restricted shares and grant of stock options were made pursuant to the terms of the stockholder-approved 2000 Stock Incentive Plan.  Each nonemployee director and the Company entered into a Restricted Stock Award Agreement and a Stock Option Agreement consistent with the 2000 Stock Incentive Plan.  The restricted shares are subject to a five-year restricted period.  However, the restricted shares vest immediately upon death, disability, or retirement from the Board, subject to a minimum one-year restricted period.  Directors receive declared dividends on the restricted shares prior to vesting.  The options have a ten-year term and are exercisable six months after the date of grant.

Directors who are employees of the Company receive $100 for each Board meeting they attend.  This meeting fee has remained unchanged since 1934.  Compensation of employee directors is included in the Summary Compensation Table on page 22.

The Compensation Committee makes recommendations to the Board of Directors regarding compensation to be paid to the Company’s directors.  The Committee uses a compensation consultant, Pearl Meyer & Partners, to provide nonemployee director compensation advice each year.  The consultant analyzes each element of director compensation and total director compensation for the same peer group of companies which is used to evaluate executive compensation.  See “How Annual Compensation Decisions are Made” on page 21 for a list of these peer companies.  The Committee reviews the consultant’s report of competitive director compensation and determines whether to recommend to the Board a change in the Company’s nonemployee director compensation.  If such a change is recommended by the Committee, the full Board would then determine whether to approve the change.

The fiscal 2008 compensation of our nonemployee directors is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2008

	Fees Earned	Stock	Option	All Other
Name	or Paid in Cash ($)(1)	Awards ($)(2) (5)	Awards ($)(3) (5)	Compensation ($)(4)	Total ($)
Terrell K. Crews	63,000	101,759	50,352	47	215,158
Luella G. Goldberg	62,500	96,769	38,680	22,387	220,336
Susan I. Marvin	60,500	96,769	38,680	6,698	202,647
John L. Morrison	74,000	96,769	38,680	4,618	214,067
Elsa A. Murano	57,500	96,769	38,680	-	192,949
Robert C. Nakasone	57,500	96,769	38,680	11,007	203,956
Ronald D. Pearson	58,000	101,759	50,352	-	210,111
Dakota A. Pippins	65,000	96,769	38,680	2,464	202,913
Hugh C. Smith	57,500	96,769	38,680	8,886	201,835
John G. Turner	75,500	96,769	38,680	1,520	212,469

(1)                                  Consists of annual retainer, additional retainer for committee chairs, and meeting fees.  Includes amounts voluntarily deferred under the Company’s Nonemployee Director Deferred Stock Plan.

(2)                                  Consists of the compensation cost recognized in fiscal 2008 for restricted stock granted in fiscal 2008 and prior fiscal years, calculated in accordance with Statement of Financial Accounting Standard (“FAS”) 123R on the same basis used for financial reporting purposes.  Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies – Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 26, 2008.  The grant date fair value of restricted stock granted to each nonemployee director in fiscal 2008 is $97,425, which consists of 2,500 shares of restricted stock granted to each nonemployee director on February 1, 2008. The grant date fair value is based on the NYSE closing price of our common stock on the grant date.

(3)                                  Consists of the compensation cost recognized in fiscal 2008 for stock option awards granted in fiscal 2008 and prior fiscal years, calculated in accordance with FAS 123R on the same basis used for financial reporting purposes.  Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies – Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 26, 2008.  The grant date fair value of options granted to each nonemployee director in fiscal 2008 is $38,680, which consists of 4,000 stock options granted to each nonemployee director on February 1, 2008.  This grant date fair value is based on the Black-Scholes model valuation of $9.67 per share. The following assumptions were used in the calculation: options will be held for 8 years; dividend yield of 1.90% annually; a risk-free interest rate of 3.67%; and expected price volatility of 21%. This value has not been reduced to reflect that these options are subject to forfeiture.

(4)                                  Consists primarily of dividend equivalents paid on stock units under the Company’s Nonemployee Director Deferred Stock Plan.  Also includes matching gifts to educational institutions made by the Company on behalf of directors as follows: Mrs. Goldberg - $10,000; Mr. Nakasone - $10,000; and Dr. Smith - $7,500.  This matching gift program is available to all full-time employees, retired employees, directors and retired directors of the Company.

(5)                                  As of October 26, 2008, nonemployee directors held the following number of unexercised stock options and unvested shares of restricted stock:

	Unexercised	Unvested Shares of
Name	Options (#)	Restricted Stock (#)
Terrell K. Crews	5,385	3,366
Luella G. Goldberg	40,000	10,500
Susan I. Marvin	26,000	10,500
John L. Morrison	20,667	10,562
Elsa A. Murano	9,700	6,060
Robert C. Nakasone	9,700	6,060
Ronald D. Pearson	5,385	3,366
Dakota A. Pippins	32,000	10,500
Hugh C. Smith	9,700	6,060
John G. Turner	24,000	10,500

AUDIT COMMITTEE REPORT AND
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm.  The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s fiscal year 2008 audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal year 2008 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 26, 2008, for filing with the SEC.

THE AUDIT COMMITTEE
John L. Morrison, Chair	Ronald D. Pearson
Terrell K. Crews	John G. Turner
Elsa A. Murano

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees billed to the Company for fiscal years ended October 26, 2008 and October 28, 2007 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal 2008	Fiscal 2007
Audit fees	$1,563,900	$1,485,400
Audit-related fees	$202,200	$178,700
Tax fees	$0	$11,000
All other fees	$0	$0

Audit Fees -   Audit fees are for audit of the Company’s financial statements for fiscal years 2008 and 2007.  Audit fees also include reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees -   Audit-related fees are for services related to the performance of the audit.  These services include benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees -   Tax fees are for services related to tax compliance, tax advice and tax planning.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring preapproval of audit and nonaudit services provided to the Company by the independent registered public accounting firm.  The Committee preapproved all of the services performed by Ernst & Young LLP during fiscal years 2008 and 2007.  The Audit Committee approves all audit and nonaudit fees in advance at each quarterly meeting.

ITEM 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 26, 2008.  Ernst & Young LLP has served as the Company’s public auditors since 1931.

At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 26, 2008.  Stockholder approval of this appointment is not required.  The Board is requesting ratification in order to obtain the views of the Company’s stockholders.  If the appointment is not ratified, the Audit Committee will reconsider its selection.  Representatives of the firm are expected to be present at the meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate questions.

Ratification of this appointment will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting.  The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Information as to the persons or groups known by the Company to be beneficial owners of more than five percent of the Company’s common stock, as of December 1, 2008, is shown below:

	Amount and Nature	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

The Hormel Foundation 301 N. Main Street Austin, Minnesota 55912-3498	63,767,042(1)	47.40%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	6,851,181(2)	5.09%

(1)                                  The Hormel Foundation holds 6,544,806 of such shares as individual owner and 57,222,236 of such shares as trustee of various trusts.  The Hormel Foundation, as trustee, votes the shares held in trust.  The Hormel Foundation has a remainder interest in all of the shares held in trust.  The remainder interest consists of principal and accumulated income in various trusts.  These interests are to be distributed when the trusts terminate upon the death of designated beneficiaries, or upon the expiration of twenty-one years after the death of such designated beneficiaries.

The Hormel Foundation was converted from a private to a public foundation on December 1, 1980.  The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation.  Each member of the Board of Directors of The Hormel Foundation has equal voting rights.

Members of the Board of Directors of The Hormel Foundation are: Chairman, Richard L. Knowlton, retired Chairman of the Board of Hormel Foods; Major Marlys K. Anderson, Officer in Charge, The Salvation Army of Austin; Jerry A.

Anfinson, Certified Public Accountant, Austin; Mark T. Bjorlie, Executive Director, Young Men’s Christian Association, Austin; Dr. Zigang Dong, Director, The Hormel Institute, Austin, representing the University of Minnesota; Jeffrey M. Ettinger, Chairman of the Board, President and Chief Executive Officer of Hormel Foods; Kermit F. Hoversten, Attorney, Austin; Joel W. Johnson, retired Chairman of the Board of Hormel Foods; Dr. Timothy J. Johnson, former Chief Executive Officer of Austin Medical Center - Mayo Health System, Austin; Mandi D. Lighthizer-Schmidt, Director, United Way of Mower County, Inc.; James R. Mueller, Executive Director, Cedar Valley Services, Inc., Austin; Dr. J. Doug Myers, representing the Austin Public Education Foundation, Inc.; John E. O’Rourke, representing the City of Austin; Gary J. Ray, President Protein Business Units of Hormel Foods; Bonnie B. Rietz, former Mayor of the City of Austin; Steven T. Rizzi, Jr., Attorney, Austin; Michael C. Ruzek, representing the Austin Area Foundation; Mahlon C. Schneider, retired Senior Vice President and General Counsel of Hormel Foods; and Robert J. Thatcher, retired Vice President and Treasurer of Hormel Foods, representing the Austin Community Scholarship Committee.

(2)                                  Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008, Barclays Global Investors, N.A. reported that it has sole power to vote 4,243,146 shares and sole power to dispose of 5,076,659 shares; Barclays Global Fund Advisors, an investment advisor, has sole power to vote and dispose of 1,013,105 shares, Barclays Global Investors, Ltd., has sole power to vote 462,921 shares and sole power to dispose of 540,687 shares, Barclays Global Investors Japan Limited, an investment advisor, has sole power to vote and dispose of 200,111 shares, and Barclays Global Investors Canada Limited, an investment advisor, has sole power to vote and dispose of 20,619 shares.  The shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

Information as to beneficial ownership of the Company’s common stock by directors, nominees, executive officers of the Company named in the Summary Compensation Table on page 22, and all directors and executive officers of the Company as a group as of December 1, 2008, is shown below:

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)	Exercisable Options(2)	Percent of Class
Richard A. Bross(3)(5)	88,480	252,750	*
Terrell K. Crews	3,366	5,385	*
Jeffrey M. Ettinger(3)(4)(5)	85,835	557,500	*
Jody H. Feragen(5)	23,725	86,250	*
Ronald W. Fielding(5)	19,704	267,000	*
Luella G. Goldberg	49,963	40,000	*
Susan I. Marvin	11,056	26,000	*
John L. Morrison(3)	17,562	20,667	*
Elsa A. Murano	6,060	9,700	*
Robert C. Nakasone	6,060	9,700	*
Ronald D. Pearson	5,866	5,385	*
Dakota A. Pippins	11,398	32,000	*
Gary J. Ray(4)(5)	212,935	550,000	*
Hugh C. Smith	6,060	9,700	*
John G. Turner	23,518	24,000	*
All Directors and Executive Officers as a Group (43 persons)(5)	890,553	3,513,912	3.19%

* Less than one percent.

 (1)          Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company’s common stock have sole voting and investment powers with respect to the shares, and the shares are not subject to any pledge.  Holdings are rounded to the nearest full share.

(2)           Consists of shares subject to options exercisable on or within 60 days of December 1, 2008.

(3)           Includes the following number of shares of the Company’s common stock beneficially owned by members of their respective households:  Mr. Bross – 18,866; Mr. Ettinger - 454; and Mr. Morrison - 3,500.

(4)           Does not include any shares owned by The Hormel Foundation.  Mr. Ettinger and Mr. Ray are members of the Board of Directors of The Hormel Foundation.  Mr. Ettinger and Mr. Ray disclaim beneficial ownership of all shares owned by The Hormel Foundation.

(5)           Shares listed as beneficially owned include, where applicable, shares allocated to participants’ accounts under the Hormel Tax Deferred Investment Plan A - 401(k), and a pro-rata share of unallocated shares held in the Company’s Joint Earnings Profit Sharing Trust for the benefit of participants.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 26, 2008.

THE COMPENSATION COMMITTEE

John G. Turner, Chair	John L. Morrison
Terrell K. Crews	Dakota A. Pippins
Susan I. Marvin

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The Compensation Committee of the Board of Directors establishes and administers the compensation and benefit programs for executive officers.  The Compensation Committee consists exclusively of nonemployee, independent directors.  The Committee uses a compensation consultant, Pearl Meyer & Partners, to provide compensation advice independent of Company executives.  The Committee and their consultant work with senior management to implement and monitor the programs the Committee approves.

The Company’s executive compensation programs are designed to achieve two primary goals:

•                  Attract and retain highly qualified executive officers; and

•                  Incent the behavior of executive officers to create stockholder value.

These two goals are achieved by providing a competitive total compensation program that offers competitive “fixed pay” (i.e., base salary and benefits) along with “variable, performance-based pay” designed to reward performance.

Total compensation for executive officers is leveraged heavily toward incentive compensation rather than base salary.  Incentive compensation is comprised of both short-term and long-term incentives.  An appropriate balance of short-term and long-term incentives assures executive officers are properly balancing the need for consistent annual performance with the need for improved performance over a multi-year timeline.  This compensation balance provides both significant risk and opportunity for reward based on Company performance.

The Company’s philosophy is to target total compensation for the management team at the 75th percentile of the market data commensurate with length of service and performance.  The management team includes the named executive officers (“NEOs”) listed in the Summary Compensation Table.  We believe the performance levels required to realize this target compensation level position the Company’s performance in the top quartile of its peers.  This should in turn deliver above market returns to our stockholders.  The Committee believes that this strategy has allowed the Company to attract and retain a skilled, experienced management team that has delivered strong, consistent financial and stock price performance.

Executive Compensation Programs

Executive officer compensation consists of five parts:

•                  Base Salary;

•                  Operators’ Share Incentive Compensation Plan;

•                  Stock Incentive Plan;

•                  Long-Term Incentive Plan; and

•                  Benefits and Perquisites.

Base Salary

Base salary levels are the fixed portion of the executive compensation package. Base salary levels typically represent less than 50% of an executive officer’s total compensation.  Salary levels are based on a combination of factors.  These factors include competitive pay levels, the executive’s experience and tenure, the executive’s responsibilities, the executive’s performance and the Company’s overall annual budget for merit increases.  In keeping with the Company’s desire for a performance-oriented pay program, base salaries are generally below competitive median levels.

Operators’ Share Incentive Compensation Plan

Why Operators’ Shares?

The Operators’ Share Incentive Compensation Plan (the “Operators’ Share Plan”) is a short-term incentive.  The basic concept of the Operators’ Share Plan structure has been in place since 1932.  The Operators’ Share Plan currently includes approximately 111 employees.

This annual cash incentive plan rewards employee participants for Company financial performance, as measured by earnings per share (“EPS”).  The concept behind this incentive plan is that as the EPS of the Company rises over time, so too the executive’s compensation rises.  Improved earnings per share, over time, results in an increase in the stock price, which improves stockholder value.

In addition to generating consistent earnings, the Committee also wants to ensure that senior management is focused on:

•                  Sound capital management decisions;

•                  Business unit specific results; and

•                  Achieving planned financial results.

The Company thus includes compensation based on Economic Value Added (“EVA”) performance as a component of the EPS-based Operators’ Shares calculation.  EVA is a measure that recognizes the productive use of capital assets and therefore rewards wise, responsible decision-making regarding capital investments.  Capital investments include accounts receivable, inventory, new plants and equipment, and acquisitions.

The EVA component for the Operators’ Shares can be either Company or business unit based, or both, depending upon the responsibility of the participant.  The Committee establishes EVA targets for the Company and each business unit at the beginning of the fiscal year, based on the Company’s approved fiscal year financial plan.   The components of the financial plan that determine EVA are used in establishing the EVA target.

To determine EVA results, operating income per the Company’s audited financial statements is first adjusted in a manner determined by the Committee for items which include:

•                  Minority interest and/or equity in earnings adjustments to convert these items from a financial basis to an EVA basis;

•                  Interest or other income that is included for EVA;

•                  Inventory valuation adjustments that are excluded from EVA;

•                  A charge on the capital employed in various business units; and

•                  A charge for taxes.

The resulting EVA is then further adjusted in a manner determined by the Committee for specific excluded items, including non-recurring transactions, to calculate final EVA.  Examples of such items are the first year impact of acquisitions, investment gains and losses on the “rabbi trust” (described under “Nonqualified Deferred Compensation Plan” on page 20), and the impact of accounting changes.

Final EVA is then compared to the established EVA target.  The difference between the final EVA and the target is put through a calculation that uses an interval to determine the EVA multiplier.  An interval is established by the Committee for the Company and each business unit at the beginning of the fiscal year.  The Committee has determined the interval should be set at a level where the resulting EVA multiplier is expected to be within a range of 0 to 2.0 based on actual results.

The EVA multiplier is applied to a portion of the Operators’ Shares.  The EVA multiplier can be as low as 0, and has a cap of 3.0.  The percentage of the Operators’ Shares subject to the EVA component ranges from 25% at the lowest participant level up to 50% for others, including the CEO.  The Committee also added a 10% goal setting premium to the EVA-based portion of the Operators’ Share Plan.  That premium rewards participants when the Company as a whole or a specific business unit, as applicable, plans and achieves at least a 10% improvement in profit over the previous fiscal year, and meets or exceeds the established EVA goal.

The Compensation Committee believes that the primary measure of Company EPS appropriately focuses all participants on overall Company performance.  The secondary EVA measure further holds senior management accountable for their capital investment decisions.  The goal setting premium encourages aggressive goal setting and accomplishment of these aggressive goals.

How the Plan Works

Upon initial eligibility for plan participation, an employee receives a grant of Operators’ Shares.  Operators’ Shares are phantom units, not actual shares of stock or the right to receive the value of stock.  Operators’ Shares represent the right to receive cash compensation under the Operators’ Share Plan.

Grants of Operators’ Shares to executive officers are determined by the Compensation Committee.  Grants of Operators’ Shares to management employees other than executive officers are determined by the Chief Executive Officer.  Operators’ Shares are awarded at a level that results in total annual cash compensation targeted between median and top quartile levels relative to market pay levels, taking into consideration length of service and performance.

During the year, participants receive “dividend equivalents”.  These are cash payments equal to declared dividends multiplied by the number of Operators’ Shares held.  The sum of these cash payments made during the year is deducted from the final Operators’ Shares payment at year end.

Following the end of each fiscal year, the Company calculates each participant’s Operators’ Share Plan award.  This is a three part calculation:

1.               The non-EVA adjusted portion of the Operators’ Shares award is calculated first.  This is done by multiplying the Company’s annual EPS by the number of Operators’ Shares identified for that participant to be treated as non-EVA adjusted.  This currently is 50-75% of the Operators’ Shares based on the participant’s position.

2.               The EVA adjusted portion of the Operators’ Shares award is then calculated.  This is done by multiplying the Company’s annual EPS by the number of Operators’ Shares identified for that participant to be treated as EVA adjusted.  This currently is 25-50% of the Operators’ Shares based on the participant’s position.  This result is further multiplied by the EVA multiplier, described above.

3.               If the participant qualified for the Company or business unit profit goal setting premium, it is calculated as well.  This is done by multiplying the participant’s EVA adjusted number of Operators’ Shares by the EPS times 10%.

The sum of these three parts is the total Operators’ Shares award for the year.  This award is decreased by the total amount of dividend equivalents paid during the year to determine the final Operators’ Shares payment.

For example - CEO Operators’ Share Plan award calculation for fiscal 2008:

•                  Mr. Ettinger’s number of Operators’ Shares is 850,000

•                  The earnings per share was $2.08

•                  His Operators’ Shares subject to the EVA adjustment is 50%

•                  His EVA multiplier is .52

1.               The non-EVA adjusted portion of his Operators’ Shares bonus is:

850,000 Operators’ Shares

x 50% non-EVA portion

x $2.08 EPS

=                                                                                      $884,000

2.               The EVA adjusted portion of his Operators’ Shares bonus is:

850,000 Operators’ Shares

x 50% EVA portion

x $2.08 EPS

x ..52 EVA multiplier

=                                                                                      $459,680

3.               Mr. Ettinger’s Operators’ Shares award for fiscal 2008 is:                                                     $1,343,680

As another example – Operators’ Share Plan award calculation for an NEO assigned to two business units and achieving the 10% goal setting premium for fiscal 2008:

•                  Mr. Ray’s number of Operators’ Shares is 590,000

•                  The earnings per share was $2.08

•                  His Operators’ Shares subject to the EVA adjustment is 50%

•                  His EVA multiplier for Refrigerated Foods is 1.38

•                  His EVA multiplier for Jennie-O Turkey Store is .26

1.               The non-EVA adjusted portion of his Operators’ Shares bonus is:

590,000 Operators’ Shares

x 50% non-EVA portion

x $2.08 EPS

=                                                                                      $613,600

2.               The EVA adjusted portion of his Operators’ Shares bonus for

Refrigerated Foods is:

590,000 Operators’ Shares

x 50% EVA portion

x 50% allocated to Refrigerated Foods

x $2.08 EPS

x 1.38 EVA multiplier

=                                                                                      $423,384

3.               The EVA adjusted portion of his Operators’ Shares bonus for

Jennie-O Turkey Store (JOTS) is:

590,000 Operators’ Shares

x 50% EVA portion

x 50% allocated to JOTS

x $2.08 EPS

x ..26 EVA multiplier

=                                                                                      $79,768

4.               The business unit profit goal setting premium portion of his Operators’

Shares bonus for Refrigerated Foods is:

590,000 Operators’ Shares

x 50% EVA portion

x 50% allocated to Refrigerated Foods

x $2.08 EPS

x ..10 (10%) premium

=                                                                                      $30,680

4.              Mr. Ray’s Operators’ Shares award for fiscal 2008 is:                                                                                            $1,147,432

The fiscal 2008 EVA multiplier and goal setting premium varied for the NEOs, based upon the total Company results or their business unit results, as follows:

	% of Operators’ Shares tied to EVA	Basis for EVA Adjustment & Goal Setting Premium	FY 2008 EVA Multiplier	FY 2008 Profit Goal Setting Premium

Jeffrey Ettinger	50%	Total Company	.52	-
Jody Feragen	50%	Total Company	.52	-
Gary Ray	50%	50% Refrigerated Foods	1.38	.10
		50% Jennie-O Turkey Store	.26	-

Ronald Fielding	50%	75% Grocery Products	.93	-
		25% Total Company	.56	-
Richard Bross	50%	Hormel Foods International	1.02	.10

As indicated in the table above, the Refrigerated Foods and Hormel Foods International business units exceeded their EVA goals for fiscal year 2008 resulting in multipliers of 1.38 and 1.02, respectively.   The Grocery Products business unit underperformed slightly in relation to its EVA goal resulting in a multiplier just below 1.0.  The total Company results were such that the multiplier was .56.  As a result, employees assigned to the total Company for EVA purposes had the value of a portion of their Operator Shares decreased by almost one-half.  The Compensation Committee exercised negative discretion in reducing the multiplier for Mr. Ettinger and Ms. Feragen to .52.

SEC rules provide that the Company does not have to disclose EVA targets and EVA results if doing so would result in competitive harm to the Company.  Current and historical EVA targets and EVA results are maintained by the Company as confidential and proprietary information.  The Committee believes disclosure of such information would result in competitive harm to the Company.  Such harm would be caused by factors including the following:

•                  EVA targets and EVA results are financial measures determined at a business unit level, which is a type of competitively sensitive information that the Company does not publicly disclose; and

•                  EVA targets and EVA results are a non-traditional financial metric and their disclosure may cause confusion.

The EVA adjusted portion of an executive’s Operators’ Shares bonus is more difficult to achieve than the remainder of the Operators’ Shares bonus because of the additional variables involved.  These variables include the EVA target and interval established by the Committee and the need to manage capital investment decisions and actual EVA results.  The goal setting premium applies only when meeting aggressive goals and is thus more difficult to attain than more typical performance.

Historically, the EVA multiplier has ranged from zero for some executives to approximately 2.0 for others.  On average, executives have achieved an EVA multiplier of approximately 1.0.  The Committee expects that on average executives will continue to achieve an EVA multiplier of approximately 1.0.   Achievement of a 1.0 or higher EVA multiplier indicates that the EVA target has been met or exceeded.

The Compensation Committee reviews the Operators’ Shares holdings of each executive officer on an annual basis as part of its assessment of total compensation levels.   For this review, Operators’ Shares are valued based on the target EPS established at the beginning of the fiscal year.  As appropriate, the Compensation Committee periodically awards additional Operators’ Shares to maintain a competitive, performance-oriented compensation package.  In combination with base salary, Operators’ Shares award levels are targeted to deliver total annual cash compensation between median and top quartile levels relative to market pay levels, taking into consideration length of service and performance.

Stock Incentive Plan

Why Stock?

The Hormel Foods Corporation 2000 Stock Incentive Plan is administered by the Compensation Committee and is considered long-term compensation.  The Plan allows the Committee to grant different types of equity awards, including stock options, restricted stock and other stock-based awards.  In general, the Committee uses stock options as the primary form of annual equity award.  The Committee favors stock options because the option structure focuses executives on continued stock price improvement.  Stock option grants typically vest equally over a four year period and have a term of ten years. This extended vesting period and term encourage executives to weigh how business decisions made in the near-term affect the Company’s long-term stock price performance.

The Compensation Committee also has built a safeguard into administration of the plan.  Stock options are granted annually effective as of the first Tuesday of December.  This practice ensures that options grant dates cannot be manipulated for a more favorable strike price.  Options are always granted at the market price of the Company stock at the date of grant.  Options thus provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised.  Options are intended to provide long-term compensation tied specifically to increases in the price of the Company’s stock, thereby aligning the financial interests of executives and stockholders.

The Company’s officers are expected to hold Company stock equivalent to 2.5 to 5 times their annual base salary, depending on position.   See “Stock Ownership Guidelines” on page 5 for more information on the Company’s stock ownership guidelines.

How Awards are Determined

During 2008, 160 members of senior management received a stock option grant.  The Compensation Committee determines, with the assistance of its outside consultant, the amount of options to be granted to executive officers, including the CEO.  The Chief Executive Officer adds his input and recommendations regarding grants to executives (other than himself) and other eligible employees.  The Committee reviews such recommendations and determines all final option grants to all eligible employees.

Options are generally awarded based on the influence an employee’s position is considered by the Compensation Committee to have on stockholder value.  The number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer’s contribution to the Company in a particular year, determined in part on the recommendation of the Chief Executive Officer.  The Compensation Committee’s determination of option grants in fiscal year 2008 and in past years took into consideration a number of factors.  These factors include past grants to the individual, total compensation level (relative to other executives and relative to market data), contributions to the Company during the last completed fiscal year, potential for contributions in the future, and as a component of total compensation targeted at the 75th percentile of the market data.

At the end of fiscal year 2008, the Company’s stock price was below the exercise price of stock options granted over the past four years.

Long-Term Incentive Plan

Why a Long-Term Incentive Plan?

Company executive officers are eligible to participate in the Hormel Foods Corporation 2005 Long-Term Incentive Plan (“LTIP”). This Plan is designed to provide a small group of key employees selected by the Compensation Committee with an incentive to maximize stockholder value.  This Plan provides an additional incentive opportunity based on the Company’s long-term “Total Shareholder Return” performance compared to its peers.  The Committee feels that the relative performance nature of the LTIP balances the absolute performance of the stock options, and recognizes the cyclicality of the business.  In other words, if the Company underperforms in a very strong market, the options may be valuable, but the LTIP will be worthless.  Conversely, if the Company outperforms its peers in a very weak market, the options may be worthless, but the LTIP would generate a reward.

How the LTIP Works

“Total Shareholder Return” measures the increase in stock price, assuming reinvested dividends.  Each participant, including the NEOs, is given a target dollar award opportunity for the three-year performance period.  There are a total of 40 participants in the current LTIP.  In selecting participants, and the amount of cash incentive which can be earned by each participant, the Compensation Committee considers various factors.  These factors include the nature of the services rendered by the employee, his or her present and potential contributions to the success of the Company, and as a component of total compensation targeted at the 75th percentile of the market data.

The current three-year LTIP performance cycle began October 31, 2005 and ended October 26, 2008.  If the Company’s actual Total Shareholder Return for the three-year period was at the 50th percentile of the peer group, then participants would earn the target award.  If the Company’s actual Total Shareholder Return ranked highest among the peers, then the award payout would equal three times the target opportunity.  No award would be paid unless actual Total Shareholder Return is above the 25th percentile of the peers.  The Compensation Committee retains discretion to reduce the amount of any award payout.  The peer group consists of 32 publicly traded companies in the food industry, listed below.

LTIP Peer Companies

Archer Daniels Midland Co.
Cadbury Schweppes
Campbell Soup Company
Chiquita Brands International Inc.
Conagra, Inc.
Danone
Dean Foods Company
Del Monte Foods Company
Farmers Brothers Company
Flowers Industries Inc.
General Mills, Inc.

Hershey Foods Corp.
H.J. Heinz Company
Imperial Sugar Company
Interstate Bakeries
J.M. Smucker Company, Inc.
Kellogg Company
Kraft Foods, Inc.
Lance, Inc.
McCormick & Company, Inc.
Pilgrim’s Pride Corporation
Ralcorp Holdings, Inc.

Sanderson Farms, Inc. Sara Lee Corporation Seaboard Corp. Seneca Foods Corporation Sensient Tech Smithfield Foods, Inc. Tasty Bakery Treehouse Foods Tyson Foods Inc. Unilever PLC

For the current LTIP performance cycle ended October 26, 2008, the Company’s Total Shareholder Return was at the 48.5 percentile in relation to the LTIP Peer Companies.  This resulted in a payout at 97% of the target award assigned to each participant in the plan.

During the current three-year LTIP performance cycle, new officers may be elected or officers participating in the current LTIP may be promoted.  In these cases, the Compensation Committee may grant “shadow” awards.  While “shadow” awards are not made under the LTIP, they are similar to LTIP awards.  “Shadow” award target opportunities and actual awards are calculated in the same manner as LTIP awards.  As such, “shadow” awards have the practical effect of either adding a new officer to the current three-year LTIP performance cycle on a pro-rata basis or increasing a promoted officer’s opportunity under the current three-year LTIP performance cycle commensurate with their new position.

Pension Plan

The Company maintains noncontributory defined benefit pension plans covering substantially all salaried employees.  Pension benefits for salaried employees are based upon the employee’s highest five years of compensation (as described below) of the last 10 calendar years of service and the employee’s length of service.

The Salaried Employees Pension Plan provides an annual pension benefit based on the base benefit and supplemental benefit.  The base benefit is .95% of the average annual compensation multiplied by the years of benefit service, limited to 40 years, at retirement.  The supplemental benefit is .65% of average annual compensation less covered compensation multiplied by the years of benefit service, limited to 35 years.  Average annual compensation is the average of the highest five years of compensation of the last ten completed calendar years at retirement.  For this purpose, annual compensation consists of base salary and Operators’ Share Plan payments.  Covered compensation is derived from a published table based on year of birth that averages the maximum social security wage bases during the participant’s working life.

The earliest retirement age is 55 years, after completion of 15 years of service.  The base benefit is discounted ½% for every month retirement occurs before age 62.  However, an employee may retire with 30 years of service after attaining age 60 and avoid the discount on the base benefit.  The supplemental benefit is multiplied by an adjustment factor which increases from .48 at age 55 to 1.00 at age 65.

Supplemental Executive Retirement Plan

Why have a SERP?

The Supplemental Executive Retirement Plan (“SERP”) provides an annual pension benefit to a select group of management, including all NEOs, based on the same pension formula as the Salaried Employees Pension Plan.  The SERP bases the benefit on compensation that is not allowable in the Salaried Employees Pension Plan.  Such compensation includes amounts over the qualified plan compensation limit, currently $230,000, restricted stock awards, and deferrals to nonqualified deferred income plans.  Rather than adding a different measure of value, the SERP merely restores the value executives lose under the Pension Plan (described above) due to government limitations.

In 2007, the SERP was modified to discontinue lump sum payouts and reinstate the early retirement discount and benefit service limits for members of the Executive Committee.  Mr. Ray was grandfathered in these provisions.

Nonqualified Deferred Compensation Plan

Why have a NQDCP?

In the same way that the SERP eliminates the government-imposed limitations on the Pension Plan, the nonqualified deferred compensation plan (“NQDCP”) eliminates the government-imposed limitations on the Company’s 401(k) plan.  The Company’s NQDCP, the Executive Deferred Income Plan, permits eligible employees, including all NEOs, to annually defer certain compensation.  This compensation includes base salary, Operators’ Shares dividend equivalents and year-end payments, and long-term incentive plan payments.  The Company may make discretionary contributions to the participant’s deferral accounts.

Deferrals of cash compensation are credited with deemed investment gains and losses.  Similar to a 401(k) plan, the participant may choose from a number of investments, none of which provide above-market interest rates.  Payments under the plan are made on the date(s) selected by each participant in accordance with the terms of the plan or on such other date(s) as specified in the plan.  Payments relating to deferrals of cash compensation are paid in cash.

Mr. Ray also participates in a frozen nonqualified deferred income plan.  This plan allows him to defer $1,000 each year and receive earnings on his deferrals on a pre-determined interest rate.

In connection with the plan, the Company has created a grantor trust, commonly known as a “rabbi trust.”  The Company is under no obligation to further fund this trust and would do so only at its discretion.  The assets of the trust will be used to pay benefits under the plan, but the assets of the trust are subject to the claims of general creditors of the Company.

The Committee believes that the SERP and the NQDCP together provide a competitive retirement package for executives that is consistent with the retirement benefits provided to all Company employees.

Survivor Income Protection Plan

Why have a SIPE?

The Survivor Income Plan for Executives (“SIPE”) is provided in addition to the life insurance plan which is available to all salaried employees.  As with the qualified pension plans, there are limits on the levels of insurance provided under the broad-based plan.  The Company offers the SIPE to provide a death benefit commensurate with the income levels of the participants.  The SIPE is available to a designated group of management employees, including all NEOs.

The SIPE pays a benefit to the employee’s spouse or dependent child of 60% of average salary (based on a five-year average) for up to 20 years if the eligible employee died while actively employed.  If the payment is made to a beneficiary instead of a spouse or dependent child, the maximum duration is five years (for participants joining the SIPE in 2000 or after) or 20 years (for participants joining the SIPE prior to 2000).  If the eligible employee died after retirement, payment to the spouse or dependent child is 1% per year of service up to 40% of average salary for 15 years.  If the payment is made to a beneficiary, not to a spouse or dependent child, the maximum duration is five years (for participants joining the SIPE in 2000 or after) or ten years (for participants joining the SIPE prior to 2000).

Perquisites

The Company provides limited perquisites to its executive officers.  The Company maintains two corporate aircraft, but executive use of the aircraft is strictly limited to business purposes.  In the past, executives were reimbursed for personal financial planning expenditures, up to a set dollar amount.  In fiscal 2008 the Company made a one-time final payment of $3,000 to executives to apply against financial planning expenditures and then discontinued this perquisite.

The Company maintains a condominium in Vail, Colorado.  The condominium is made available to 134 members of senior management as a vacation destination.  The taxable value, according to IRS regulations, of the use of this property is charged as taxable income to the employee.  The Company provides cars to executive officers.  Due to business travel needs, the Company has chosen to provide a Company car in lieu of paying mileage for the use of a personal vehicle.  The annual taxable value, according to IRS regulations, of the vehicle is charged as taxable income to the employee.

The Company provides a designated group of managers, including executive officers, an annual medical physical.  Assuring these key managers are in good health minimizes the chance business operations will be interrupted due to an unexpected health condition.

How Annual Compensation Decisions are Made

The Committee reviews and approves recommendations for pay changes for the CEO, each of his 12 direct reports and a group of 19 additional executive officers who hold key positions within the Company.  Each year, the Committee asks its outside consultant to update the competitive analysis for each of these positions.

For the NEOs, the consultant develops “market consensus” data using both a peer group of companies similar to the Company in size and industry (listed below) and a combination of several compensation surveys.  The use of peer group data (1) provides the Committee with more specific information regarding market practices than is available from surveys and (2) allows the Committee to compare the Company’s relative pay positioning in relation to the Company’s relative performance positioning to ensure a proper pay-for-performance alignment.  The use of survey data (1) provides information based on specific position responsibilities rather than pay level and (2) provides pay information for positions that fall below the NEOs.  The consultant works with the Company’s Vice President - Human Resources to ensure a proper understanding of the roles, responsibilities and revenue scope of each position reviewed.

Hormel Foods Pay and Performance Peer Group

 Campbell Soup Company
 Chiquita Brands International, Inc.
 ConAgra Foods, Inc.
 Dean Foods Company
 Del Monte Foods Company
 General Mills, Inc.
 H.J. Heinz Company
 Hershey Foods Corp.
 J.M. Smucker Company, Inc.
 Kellogg Company

 McCormick & Company, Inc.
 PepsiAmericas, Inc.
 Pilgrim’s Pride Corporation
 Sanderson Farms, Inc.
 Sara Lee Corporation
 Seaboard Corporation
 Seneca Foods Corporation
 Smithfield Foods, Inc.
 Tyson Foods, Inc.

2007/2008 Data ($ in millions) Revenues Market Capitalization	Hormel Foods $6,193 $4,839	25th Percentile $3,606 $1,665	Median $6,494 $3,987	75th Percentile $11,648 $10,646

The companies in this Pay and Performance Peer Group are different than the LTIP Peer Companies because the purpose of each list is different.  The Pay and Performance Peer Group consists of food companies which are more similar in size to the Company.  This makes them a better match to use for compensation comparison purposes.  The LTIP Peer Companies are a broader group of food companies which are publicly traded, allowing for determination of total shareholder return.  Since total shareholder return is not dependent on company size, a broader group of companies can be included.   This broader group assures there will be a sufficient number of comparison companies at the end of the three-year LTIP performance cycle if some of the companies are eliminated by acquisition, bankruptcy, or similar events.

Upon completing the competitive analysis, the consultant provides the Committee with a report of the relative pay and performance findings.  Based on the results of this analysis, the Committee discusses strategic goals for the program and establishes broad parameters for annual pay decisions, including desired changes in overall pay mix.  The consultant then works with the CEO and the Committee Chair to develop an initial set of recommendations for annual pay decisions, consistent with the guidelines established by the Committee.  The consultant presents preliminary recommendations to the CEO and Chair based on each executive’s market positioning and relative internal positioning.  The CEO and Chair then modify those recommendations based on their assessment of each individual’s performance and contribution.  The initial results are then submitted to the Committee for review and discussion.  Based on the Committee discussion, modifications are made to the initial recommendations, as appropriate, and the Committee approves the final recommendations at a subsequent meeting.  The CEO does not participate in the Committee’s process for establishing the CEO’s compensation.

For fiscal year 2008, the Committee approved salary increases, changes to Operators’ Shares grants, and stock option grants for the NEOs and other key executives.  Both Mr. Ettinger and Ms. Feragen are relatively new to their positions as CEO and CFO, respectively.  When an executive is relatively new to their position, it is the Committee’s practice to make meaningful increases to compensation levels over a two-to-four year period to reflect the new position and responsibilities.  Accordingly, both Mr. Ettinger and Ms. Feragen received significant increases to their base salaries and stock options for fiscal 2008.  Notwithstanding these increases, the target total compensation opportunity for Mr. Ettinger is below the 75th percentile, and the target total compensation for Ms. Feragen is below the 50th percentile level.  The Committee considers their positioning appropriate in light of their position tenure and will look to improve their competitive positioning over time, as warranted by experience and performance in their respective roles.

The other three NEOs, Messrs. Ray, Fielding and Bross, are experienced in their positions.  As such annual increases in their target total compensation opportunities were more modest.  The target total compensation opportunities for each of these three more-tenured executives is consistent with the Company’s stated 75th percentile philosophy.  The Committee considers this positioning appropriate in light of the significant experience, expertise and proven track record of these three individuals.

Tax Deductibility

Compensation decisions for our executive officers are made with full consideration of the tax implications, including deductibility under Internal Revenue Code Section 162(m).   Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million annually, but excludes “performance-based compensation” from this limit.

Our stockholders have approved the Company’s Operators’ Share Plan, LTIP and 2000 Stock Incentive Plan for the purpose of qualifying those plans as performance-based compensation under Section 162(m).  The Committee believes that compensation paid pursuant to these plans will be deductible, except for dividend equivalents paid under the Operators’ Share Plan.  Such dividends may not be deductible in full for any NEO in a given year.  In this proxy statement, we are asking that stockholders approve the Company’s 2009 Long-Term Incentive Plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS (NEOS)

The following tables and narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which presents the objectives of our executive compensation and benefit programs.  The table below presents compensation for fiscal year 2008 for individuals who served as Chief Executive Officer and Chief Financial Officer and for each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffrey M. Ettinger	2008	912,075	-	2,244,292	3,526,180	318,487	56,586	7,057,620
Chairman, President and Chief Executive Officer	2007	815,335	-	1,551,794	1,765,371	560,635	67,223	4,760,358

Jody H. Feragen	2008	337,000	-	384,882	609,932	40,429	36,137	1,408,380
Senior Vice President and Chief Financial Officer	2007	261,220	-	224,745	290,767	56,676	29,961	863,369

Gary J. Ray	2008	520,665	-	1,263,263	2,602,432	891,811	48,704	5,326,875
President Protein Business Units	2007	448,685	-	1,494,429	1,352,125	775,483	42,617	4,113,339

Ronald W. Fielding	2008	319,825	-	970,603	1,033,993	19,689	41,701	2,385,811
Executive Vice President	2007	289,025	-	638,729	425,624	126,480	30,084	1,509,942

Richard A. Bross	2008	269,860	-	667,193	828,960	104,819	38,260	1,909,092
Group Vice President	2007	243,210	-	632,960	518,500	314,342	47,293	1,756,305

(1)                                  Includes amounts voluntarily deferred under the Company’s Tax Deferred Investment Plan A - 401(k) and the Executive Deferred Income Plan.

(2)                                  Consists of the compensation cost recognized during each fiscal year for the option awards granted in that fiscal year and prior fiscal years, calculated in accordance with FAS 123R on the same basis used for financial reporting purposes.  Assumptions used to calculate these amounts in fiscal 2008 are included in Note A, “Summary of

Significant Accounting Policies – Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 26, 2008.

(3)                                In fiscal 2008, consists of Operators’ Share Incentive Compensation Plan payments earned in fiscal 2008 and paid subsequent to fiscal year end and payouts under the current three-year (October 31, 2005 to October 26, 2008) LTIP performance cycle paid subsequent to fiscal year end as shown in the table below.  In fiscal 2007, consists entirely of Operators’ Share Incentive Compensation Plan payments earned in fiscal 2007 and paid subsequent to fiscal year end.  Includes amounts voluntarily deferred under the Executive Deferred Income Plan.

Name	Operators’ Share Plan Payment ($)	LTIP Payout ($)	Total Non-Equity Incentive Plan Compensation ($)

Jeffrey M. Ettinger	1,343,680	2,182,500	3,526,180
Jody H. Feragen	276,640	333,292	609,932
Gary J. Ray	1,147,432	1,455,000	2,602,432
Ronald W. Fielding	401,310	632,683	1,033,993
Richard A. Bross	440,960	388,000	828,960

(4)                                Includes the annual increase in the actuarial present value of accumulated benefits under our Salaried Employees Pension Plan and Supplemental Executive Retirement Plan.  In accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension Benefits” on page 27. The NEOs had no above-market or preferential earnings on deferred compensation, except that Mr. Ray had $12,581 in fiscal 2008 and $10,646 in fiscal 2007 in above-market earnings under a frozen nonqualified deferred income plan.  This plan allows him to defer $1,000 each year and receive earnings on his deferrals at a pre-determined interest rate.

(5)                                All other compensation, including perquisites and other personal benefits, consists of the following:

ALL OTHER COMPENSATION TABLE

Name	Year	Joint Earnings Profit Sharing ($)(a)	Director Fees ($)(b)	Company 401k Match ($)(c)	Use of Company Car ($)(d)	Financial Planning ($)(e)	Use of Company Properties ($)(f)	Air Lounge Membership ($)(g)	Physical Exams ($)(h)	Life & Health Insurance ($)(i)	Total ($)
Jeffrey M. Ettinger	2008	38,249	600	900	11,424	3,000	-	373	2,040	-	56,586
	2007	41,680	600	900	11,082	-	6,557	373	6,031	-	67,223
Jody H. Feragen	2008	14,470	600	900	7,812	3,000	4,176	298	4,881	-	36,137
	2007	13,490	100	900	7,829	-	-	400	7,242	-	29,961
Gary J. Ray	2008	21,704	500	900	10,950	9,000	-	253	5,082	315	48,704
	2007	24,531	600	900	9,591	4,535	-	253	1,848	359	42,617
Ronald W. Fielding	2008	13,438	-	900	14,628	3,000	2,386	-	5,836	1,513	41,701
	2007	14,471	-	900	13,828	-	-	-	-	885	30,084
Richard A. Bross	2008	11,374	-	900	14,152	3,000	4,176	208	2,764	1,686	38,260
	2007	12,011	-	900	13,733	1,325	6,557	208	10,870	1,689	47,293

(a)                                  Consists of Joint Earnings Profit Sharing distributions for each fiscal year that were authorized and paid subsequent to fiscal year end.  Company Joint Earnings Profit Sharing distributions may be authorized by the Board of Directors in its discretion based on Company profits.  The total amount of Company distributions declared available to all participants by the Board is allocated in the same proportion as each person’s base weekly wage bears to the total base wage for all eligible persons.  Distributions to the NEOs are calculated using the same formula as is used for all eligible employees.  Distributions to the NEOs include both a contribution to the Joint Earnings Profit Sharing Trust and a Joint Earnings profit sharing cash payment.

(b)                                 Consists of employee director fee payments of $100 for each Board of Directors meeting attended.

(c)                                  Consists of Company matching payments under the Hormel Tax Deferred Investment Plan A - 401(k).  This matching payment, in the same amount, is available to all other eligible employees.

(d)                                 Consists of the aggregate incremental cost to the Company of a vehicle provided to the NEO for business and personal use.   This cost includes the depreciation expense of the vehicle, and insurance, license, fuel and maintenance costs.

(e)                                  In fiscal 2007 consists of reimbursements paid by the Company for personal financial planning expenditures incurred in fiscal 2007, up to a set dollar amount.  In fiscal 2008 the Company made a one-time final payment of $3,000 to executives to apply against financial planning expenditures and then discontinued this perquisite.  For Mr. Ray, $6,000 of financial planning expenditures incurred in fiscal 2007 were reimbursed in fiscal 2008.

(f)                                    Consists of the aggregate incremental cost to the Company of use of a Company-owned condominium in Vail, Colorado.  This cost is the total costs of the property allocated between the two units in the condominium and then divided by the number of weeks the units are available for use.   Costs of the property include property management, insurance, utilities, remodeling, repairs and property taxes.

(g)                                 Consists of reimbursements paid by the Company for air travel lounge membership expenditures.  Such expenditures are allocated evenly over the term of the membership.

(h)                                 Consists of costs of physical medical examinations paid by the Company.

 (i)                                Consists of Company contributions to a life insurance program.  This program is available to all other eligible employees with benefits proportional to annual compensation.

The following table describes each stock option, restricted stock and non-equity incentive plan award made to an NEO in fiscal 2008.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2008

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
		Award Approval	Operators’ Shares(3)	Threshold	Target	Maximum	Underlying Options	Option Awards	and Option Awards
Name	Grant Date	Date	(#)	($)	($)	($)	(#)	($/Sh.)	($)
Jeffrey M. Ettinger	-	11/19/2007	850,000	-	1,724,608(3)	-	-	-	-
	12/04/2007(1)	11/19/2007	-	-	-	-	300,000	40.14	3,120,000(4)
Jody H. Feragen	-	11/19/2007	175,000	-	355,066(3)	-	-	-	-
	12/04/2007(1)	11/19/2007	-	-	-	-	65,000	40.14	676,000(4)
	12/31/2007(2)	11/19/2007	-	41,300	82,600	247,800	-	-	-
Gary J. Ray	-	11/19/2007	590,000	-	1,277,100(3)	-	-	-	-
	12/04/2007(1)	11/19/2007	-	-	-	-	100,000	40.14	1,040,000(4)
Ronald W. Fielding	-	11/19/2007	210,000	-	414,118(3)	-	-	-	-
	12/04/2007(1)	11/19/2007	-	-	-	-	55,000	40.14	572,000(4)
Richard A. Bross	-	11/19/2007	200,000	-	562,030(3)	-	-	-	-
	12/04/2007(1)	11/19/2007	-	-	-	-	55,000	40.14	572,000(4)

(1)                                Consists of stock options granted under the Company’s 2000 Stock Incentive Plan.  These options vest at 25% per year on the anniversary of the grant date.  See Potential Payments Upon Termination on page 28 for a discussion of how equity awards are treated under various termination scenarios.

(2)                                Consists of a “shadow” award granted in fiscal 2008.  See description at the end of the section titled Long-Term Incentive Plan, which starts on page 18.

(3)                                The “Operators’ Shares” column discloses the number of Operators’ Shares granted to each NEO on November 19, 2007 for fiscal 2008.  The “target” column shows the estimated possible Operators’ Share payment for fiscal 2008 based on fiscal 2007 earnings per share of $2.17 and fiscal 2007 EVA results.  In accordance with SEC rules, this estimated possible payment is based on the previous fiscal year’s performance since the fiscal 2008 earnings per share and EVA results are not determinable when the award is made at the beginning of fiscal 2008.  The actual Operators’ Share payment earned in fiscal 2008 for each NEO was paid subsequent to fiscal year end and is included under

“Non-Equity Plan Incentive Compensation” in the Summary Compensation Table on page 22.  See “Operators’ Share Incentive Compensation Plan” on page 14 for a description of Operators’ Shares.

(4)                                Grant date fair value of these options equals $10.40 per share based on the Black-Scholes option-pricing model. The following assumptions were used in the calculation: options will be held for 8 years; dividend yield of 1.84% annually; a risk-free interest rate of 3.96%; and expected price volatility of 21%. The values shown have not been reduced to reflect that these options are subject to forfeiture.

The following table summarizes the total outstanding equity awards as of October 26, 2008 for each of the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date
Jeffrey M. Ettinger	45,000		$26.93	12/2/2013
	93,750	31,250	$30.07	12/7/2014
	125,000	125,000	$32.74	12/6/2015
	62,500	187,500	$38.71	12/5/2016
		100(3)	$37.41	1/8/2017
		300,000	$40.14	12/4/2017
Jody H. Feragen	15,000		$26.93	12/2/2013
	13,125	4,375	$30.07	12/7/2014
	10,000	10,000	$32.74	12/6/2015
	11,250	33,750	$38.71	12/5/2016
		100(3)	$37.41	1/8/2017
		65,000	$40.14	12/4/2017
Gary J. Ray	60,000		$19.25	1/26/2010
	75,000		$26.09	1/17/2012
	75,000		$22.35	12/2/2012
	90,000		$26.93	12/2/2013
	75,000	25,000	$30.07	12/7/2014
	50,000	50,000	$32.74	12/6/2015
	25,000	75,000	$38.71	12/5/2016
		100(3)	$37.41	1/8/2017
		100,000	$40.14	12/4/2017
Ronald W. Fielding	20,000		$15.91	12/23/2008
	24,000		$19.25	1/26/2010
	28,000		$17.69	12/6/2010
	30,000		$26.09	1/17/2012
	30,000		$22.35	12/2/2012
	40,000		$26.93	12/2/2013
	33,750	11,250	$30.07	12/7/2014
	22,500	22,500	$32.74	12/6/2015
	11,250	33,750	$38.71	12/5/2016
		100(3)	$37.41	1/8/2017
		55,000	$40.14	12/4/2017
Richard A. Bross	20,000		$19.25	1/26/2010
	24,000		$17.69	12/6/2010
	30,000		$26.09	1/17/2012
	30,000		$22.35	12/2/2012

40,000		$26.93	12/2/2013
31,875	10,625	$30.07	12/7/2014
21,000	21,000	$32.74	12/6/2015
10,500	31,500	$38.71	12/5/2016
	100(3)	$37.41	1/8/2017
	55,000	$40.14	12/4/2017

(1)                                Stock option grants generally vest in four equal annual installments, starting with one-fourth of the grant vesting on the first anniversary of the grant date.  The stock options have a term of ten years.  The grant date is thus ten years prior to the option expiration date shown in this table.   Specific vesting dates are listed in the footnotes 2 and 3 below. See Potential Payments Upon Termination on page 28 for a discussion of how equity awards are treated under various termination scenarios.

(2)                                The table below shows the vesting schedule for all unexercisable options except for the universal options described in footnote 3.  These options vest on the anniversary of the grant date in the year indicated.  For example, the December 4, 2007 option grant for Mr. Ettinger vested as to 75,000 shares on December 4, 2008, will vest as to 75,000 shares on December 4, 2009, will vest as to 75,000 shares on December 4, 2010, and will vest as to 75,000 shares on December 4, 2011.

VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS

Name	Option Grant Date	Vested in December 2008	Will Vest in December 2009	Will Vest in December 2010	Will Vest in December 2011
Jeffrey M. Ettinger	12/7/2004	31,250
	12/6/2005	62,500	62,500
	12/5/2006	62,500	62,500	62,500
	12/4/2007	75,000	75,000	75,000	75,000
Jody H. Feragen	12/7/2004	4,375
	12/6/2005	5,000	5,000
	12/5/2006	11,250	11,250	11,250
	12/4/2007	16,250	16,250	16,250	16,250
Gary J. Ray	12/7/2004	25,000
	12/6/2005	25,000	25,000
	12/5/2006	25,000	25,000	25,000
	12/4/2007	25,000	25,000	25,000	25,000
Ronald W. Fielding	12/7/2004	11,250
	12/6/2005	11,250	11,250
	12/5/2006	11,250	11,250	11,250
	12/4/2007	13,750	13,750	13,750	13,750
Richard A. Bross	12/7/2004	10,625
	12/6/2005	10,500	10,500
	12/5/2006	10,500	10,500	10,500
	12/4/2007	13,750	13,750	13,750	13,750

(3)                                These universal stock options vest upon the earlier of (1) the Company’s stock price closing at $50 or higher for five consecutive trading days, or (2) January 8, 2012.  See Potential Payments Upon Termination on page 28 for a discussion of how equity awards are treated under various termination scenarios.

The following table summarizes the option awards exercised during fiscal 2008 for each of the NEOs.

OPTION EXERCISES FOR FISCAL 2008

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)

Jeffrey M. Ettinger	70,000	892,150
Jody H. Feragen	7,500	123,575
Gary J. Ray	135,000	2,967,563
Ronald W. Fielding	20,000	502,075
Richard A. Bross	20,000	437,675

(1)                                Amount is the difference between the market price (NYSE prior day closing price) of the Company stock at the time of exercise and the exercise price of the options.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Salaried Employees Pension Plan and the Supplemental Executive Retirement Plan.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Jeffrey M. Ettinger	Salaried Employees’ Pension Plan Supplemental Executive Retirement Plan	18-8/12 18-8/12	172,079 1,483,464	0 0

Jody H. Feragen	Salaried Employees’ Pension Plan Supplemental Executive Retirement Plan	7-10/12 7-10/12	82,821 106,636	0 0

Gary J. Ray(1)	Salaried Employees’ Pension Plan Supplemental Executive Retirement Plan	39-11/12 39-11/12	865,748 8,456,375	0 0

Ronald W. Fielding	Salaried Employees’ Pension Plan Supplemental Executive Retirement Plan	14-7/12 14-7/12	196,343 504,805	0 0

Richard A. Bross(1)	Salaried Employees’ Pension Plan Supplemental Executive Retirement Plan	35-2/12 35-2/12	545,641 1,333,476	0 0

(1)                                Mr. Ray and Mr. Bross are eligible for early retirement under both the Salaried Employees Pension Plan and the Supplemental Executive Retirement Plan.   Early retirement provisions of these plans are described under “Pension Plan” on page 19 and “Supplemental Executive Retirement Plan” on page 19.

In accordance with SEC rules, the present value of accumulated benefits that NEOs are entitled to under these plans was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See Note F, “Pension and Other Post-retirement Benefits”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 26, 2008.  The material terms of these plans are described under “Pension Plan” on page 19 and “Supplemental Executive Retirement Plan” on page 19.

The following table shows information about the participation by each NEO in the Company’s Executive Deferred Income Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at October 26, 2008 ($)(1)

Jeffrey M. Ettinger	168,293	-	(162,977)	-	792,456
Jody H. Feragen	107,584	-	(56,817)	-	884,390
Gary J. Ray	16,000	-	(377,646)	-	1,024,011
Ronald W. Fielding	241,653	-	146,391	-	3,228,312
Richard A. Bross	255,650	-	97,637	-	2,129,008

(1)                                The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for the current or prior years:

Name	Amount of Fiscal 2008 Contributions and Earnings Reported as Compensation in Fiscal 2008 Summary Compensation Table ($)	Amounts in “Aggregate Balance at October 26, 2008” Column Reported as Compensation in Summary Compensation Tables for Prior Years ($)
Jeffrey M. Ettinger	168,293	639,423
Jody H. Feragen	107,584	741,684
Gary J. Ray	28,581	241,028
Ronald W. Fielding	241,653	2,077,670
Richard A. Bross	255,650	1,485,549

The material terms of the Company’s Executive Deferred Income Plan are described under “Nonqualified Deferred Compensation Plan” on page 20.

POTENTIAL PAYMENTS UPON TERMINATION

Our executive officers do not have employment or severance agreements with the Company.  Consequently, no executive officer has any right to cash severance of any kind.

Our stock option awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination.  These provisions are summarized as follows:

•                  All options vest immediately upon death or disability of the executive;

•                  Retirement results in the continued vesting of options per the original vesting schedule;

•                  Voluntary termination of employment results in the continued vesting of options per the original vesting schedule, but all options expire three months after such termination;

•                  Upon a change in capital structure of the Company, including a change in control of the Company, the Compensation Committee may in its discretion take action which the Committee deems appropriate, including accelerating vesting of options or permitting the exchange of options for a cash payment or substitute options; and

•                  Options are forfeited immediately upon termination for cause or breach of a confidentiality or noncompete agreement, both as determined by the Compensation Committee.  All NEOs have signed a confidentiality agreement.  Of the NEOs, Ms. Feragen and Mr. Fielding have signed a noncompete agreement which prohibits them from working on competing products for a competitor of the Company for one year following termination of employment.

Our universal stock option award granted on January 8, 2007 includes the following provisions for vesting or forfeiture upon termination of employment:

•                  Options vest immediately upon death;

•                  Retirement results in the continued vesting of options per the original vesting schedule;  and

•                  Unvested options are forfeited immediately upon termination for any reason other than death or retirement.

Our LTIP award agreements and similar “shadow” award agreements include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination.  These provisions are summarized as follows:

•                  Death results in calculation of an award as if the performance period ended on the date of death and payment to the employee’s beneficiary of a prorated amount based on the employee’s actual period of employment during the three-year performance period;

•                  Change in control of the Company results in calculation of an award as if the performance period ended on the date change in control occurred and payment to the employee of that award without proration;

•                  Retirement or disability results in a payment after the end of the three-year performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment; and

•                  Termination of employment for any reason other than retirement, disability or death results in forfeiture of all award rights.

The following table shows the potential payment of LTIP and similar “shadow” awards and the potential value of unexercisable stock option awards for the NEOs upon death, retirement, disability, or change in control of the Company as of October 26, 2008.

POTENTIAL PAYMENTS UPON TERMINATION AT FISCAL 2008 YEAR-END

		Death	Retirement or Disability	Change in Control
		Potential	Potential	Potential
		Value or Payment	Value or Payment	Value or Payment
Name	Item	($)(1)(2)	($)(1)(3)	($)(1)(2)(4)
Jeffrey M. Ettinger	Stock Options	0	0	0
	LTIP & “shadow” awards	2,182,500	2,182,500	2,182,500
	Total	2,182,500	2,182,500	2,182,500
Jody Feragen	Stock Options	0	0	0
	LTIP & “shadow” awards	333,292	333,292	333,292
	Total	333,292	333,292	333,292
Gary J. Ray	Stock Options	0	0	0
	LTIP & “shadow” awards	1,455,000	1,455,000	1,455,000
	Total	1,455,000	1,455,000	1,455,000
Ronald W. Fielding	Stock Options	0	0	0
	LTIP & “shadow” awards	632,683	632,683	632,683
	Total	632,683	632,683	632,683
Richard A. Bross	Stock Options	0	0	0
	LTIP & “shadow” awards	388,000	388,000	388,000
	Total	388,000	388,000	388,000

(1)                                  Stock options are valued based on the difference between the closing price of the Company’s stock on October 24, 2008, which was the last trading day of the fiscal year, and the applicable exercise price of the stock options.  Options with an exercise price in excess of the $28.48 closing price on October 24, 2008, which includes all unexercisable options as of October 26, 2008, have no value for this purpose.  Amounts shown for stock options represent the value of all unexercisable options.  Exercisable options would not be affected by this termination event.

(2)                                  Payments for LTIP and similar “shadow” awards upon death or change in control of the Company are based on actual Company performance through October 26, 2008.  Since the current three-year LTIP performance cycle ended on that date, and a payout was made subsequent to fiscal year end, the amount of the actual LTIP payout is shown here.

(3)                                  Retirement or disability results in a payment for LTIP and similar “shadow” awards after the end of the three-year performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment.  Since the current three-year LTIP performance cycle ended on October 26, 2008, and a payout was made subsequent to fiscal year end, the amount of the actual LTIP payout is shown here.

(4)                                  For this table, it is assumed that the Compensation Committee exercised its discretion to accelerate vesting of all options upon a change in control of the Company.  Alternative assumptions which provide the same result are that the Compensation Committee exercised its discretion to permit the exchange of options for a cash payment or substitute options, in either case with a value equal to the difference between the closing price of the Company’s stock on October 24, 2008 (the last trading day of the fiscal year) and the applicable exercise price of the stock options.  Since all unexercisable options as of October 26, 2008 have an exercise price in excess of the $28.48 closing price on October 24, 2008, the options have no value for this purpose.

Following termination of employment for any reason, our executive officers receive payment of retirement benefits and nonqualified deferred compensation benefits under the plans in which they participate. The value of those benefits are set forth in the sections above entitled “Pension Benefits” and “Nonqualified Deferred Compensation.”

Upon termination of employment caused by the death of an executive officer, the SIPE would provide a death benefit to the executive’s survivors.  The value of those benefits is described under “Survivor Income Protection Plan” on page 20.

RELATED PARTY TRANSACTIONS

During fiscal year 2008, employees of the Company provided administrative services to The Hormel Foundation, which beneficially owns more than five percent of the Company’s common stock.  The Hormel Foundation paid the Company $183,302 for such services, reimbursing the Company for its fully allocated cost for the employee time expended.

The Board of Directors has adopted a written related party transaction policy.  This policy applies to all transactions that qualify for disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.  Information about transactions involving related persons is reviewed by the Audit Committee.  Related persons include Company directors and executive officers, as well as their immediate family members.  If a related person has a direct or indirect material interest in any Company transaction, then the Audit Committee would decide whether or not to approve or ratify the transaction.  The Audit Committee will use any process and review any information that it determines is appropriate.  All related person transactions will be disclosed in accordance with SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC and the NYSE.  This requirement is contained in Section 16(a) of the Securities Exchange Act of 1934, as amended.  Specific due dates for these reports have been established.  The Company is required to disclose in this proxy statement any failure to file by those dates during fiscal 2008.

In making this disclosure, the Company has relied on the representations of its directors and officers and copies of the reports that they have filed with the SEC.  Based on those representations and reports, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than ten percent stockholders were met.

ITEM 3 – APPROVAL OF THE HORMEL FOODS CORPORATION
2009 LONG-TERM INCENTIVE PLAN

On November 24, 2008, the Board of Directors adopted, subject to stockholder approval, the Hormel Foods Corporation 2009 Long-Term Incentive Plan (the “2009 Incentive Plan”).  The purpose of the 2009 Incentive Plan is to promote the interests of the Company and our stockholders by aiding us in attracting and retaining employees, officers and nonemployee directors capable of assuring the future success of Hormel Foods and motivating such persons to put forth maximum efforts for the success of our business.  The 2009 Incentive Plan will afford such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company.

We currently award stock options and restricted stock to employees, officers and nonemployee directors under the Hormel Foods Corporation 2000 Long-Term Incentive Plan.  No more awards may be granted under the Company’s 2000 Stock Incentive Plan after September 30, 2009.

The Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating highly qualified employees, officers and nonemployee directors to enhance our success.  The 2009 Incentive Plan will allow for the continued use of stock-based compensation.  The flexibility of the 2009 Incentive Plan will allow future awards to be based on then-current objectives for aligning compensation with stockholder value.

The following is a summary of the material terms of the 2009 Incentive Plan and is qualified in its entirety by reference to the 2009 Incentive Plan.  A copy of the 2009 Incentive Plan is included in this proxy statement as Appendix A.

Administration

The Compensation Committee (for purposes of this summary, the “Committee”) will administer the 2009 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Incentive Plan.  In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2009 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee.  Subject to the provisions of the 2009 Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award.  The Committee has authority to interpret the 2009 Incentive Plan and establish rules and regulations for the administration of the 2009 Incentive Plan.

The Committee may delegate its powers under the 2009 Incentive Plan to one or more directors (including a director who is also an officer), except that the Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Internal Revenue Code.  The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant, independent contractor or director providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2009 Incentive Plan.  As of December 1, 2008, approximately 19,100 employees, officers, consultants, independent contractors and directors were eligible as a class to be selected by the Committee to receive awards under the 2009 Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Incentive Plan will be 19,000,000.  Certain awards under the 2009 Incentive Plan are subject to limitations as follows:

•                  No person may be granted under the 2009 Incentive Plan in any calendar year options, stock appreciation rights or any other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 900,000 shares in the aggregate.

•                  No person may be granted under the 2009 Incentive Plan in any calendar year any restricted stock, restricted stock units, performance awards and/or other stock-based awards that are intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code and are denominated in shares with respect to more than 200,000 shares.

•                  The maximum number of shares that may be awarded under the 2009 Incentive Plan pursuant to grants of incentive stock options is 19,000,000.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Incentive Plan.

Types of Awards and Terms and Conditions

The 2009 Incentive Plan permits the granting of:

•                  stock options (including both incentive and non-qualified stock options);

•                  stock appreciation rights (“SARs”);

•                  restricted stock and restricted stock units;

•                  performance awards of cash or stock;

•                  other stock grants; and

•                  other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2009 Incentive Plan or any other compensation plan.  Awards can be granted for no cash consideration or for any minimal cash or other consideration as may be required by applicable law.  Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.  The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option.  The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR.  Determinations of fair market value under the 2009 Incentive Plan will be made in accordance with methods and procedures established by the Committee.  Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Incentive Plan.  The maximum dollar value that may be paid to any person under the 2009 Incentive Plan in any calendar year with respect to performance awards that are denominated in cash may not exceed the fair market value of 600,000 shares, determined at the end of the applicable performance period.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee.  The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.  The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.  SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee.  The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.  If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards.  In addition to options and SARs, the Committee may grant awards under the 2009 Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.  A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Committee in compliance with Section 162(m) of the Internal Revenue Code.  The Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Committee may establish rules during the first 90 days of a performance period to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Under the 2009 Incentive Plan, the Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants.  The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a performance award but may not exercise discretion to increase such amount.

Other Stock Grants.  The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Incentive Plan.

Other Stock-Based Awards.  The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2009 Incentive Plan.  Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2009 Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the 2009 Incentive Plan.  Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will be available again for granting awards (other than incentive stock options) under the 2009 Incentive Plan without reducing the aggregate number of shares that may be issued for all awards under the 2009 Incentive Plan.

Duration, Termination and Amendment

No awards may be granted under the 2009 Incentive Plan after November 23, 2018 or any earlier date of discontinuation or termination established pursuant to the 2009 Incentive Plan.  However, unless otherwise expressly provided in the 2009 Incentive Plan or in an applicable award agreement, any award granted under the 2009 Incentive Plan prior to November 23, 2018 may extend beyond such date.  No performance award may be granted more than five years after the date the stockholders of the Company approve the 2009 Incentive Plan unless the stockholders have re-approved the 2009 Incentive Plan to the extent required by Section 162(m) of the Internal Revenue Code.

The Board may amend, alter, suspend, discontinue or terminate the 2009 Incentive Plan at any time, although stockholder approval must be obtained for any amendment to the 2009 Incentive Plan that would (1) increase the number of shares of our common stock available under the 2009 Incentive Plan, (2) increase the award limits under the 2009 Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2009 Incentive Plan.  Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our stockholders, the Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2009 Incentive Plan.

Transferability of Awards

No awards (other than other stock grants) under the 2009 Incentive Plan may be transferred other than by will or by the laws of descent and distribution.  However, if so determined by the Committee, a participant may, in the manner established by the Committee, transfer options (other than incentive stock options) or designate a beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant.  No award (other than other stock grants) may be pledged, alienated, attached or otherwise encumbered.

Cancellation and Rescission of Awards

Participants in the 2009 Incentive Plan are prohibited from rendering services for any organization or engaging in any business which is competitive with the Company or otherwise prejudicial to or in conflict with the Company’ interests.  Failure to comply will cause any award under the 2009 Incentive Plan to be cancelled and will cause rescission of any exercise, payment or delivery pursuant to an award which occurred within the six months preceding such noncompliance.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.  Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR.  Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.  If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award.  We will generally be entitled at that time to an income tax deduction for the same amount.  As to other awards granted under the 2009 Incentive Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award.  We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2009 Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2009 Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.  Special rules may apply to individuals subject to Section 16 of the Exchange Act.  In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise.  Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.  Under the 2009 Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code.  The Committee will administer and interpret the 2009 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue

Code to avoid any adverse tax results thereunder to a holder of an award.  If any provision of the 2009 Incentive Plan would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results.

New Plan Benefits

Subsequent to fiscal 2008 year end, the Committee granted performance awards under the 2009 Incentive Plan subject to stockholder approval of the Plan.  These performance awards were granted in connection with our transition from discreet three-year LTIP performance cycles to overlapping LTIP performance cycles.  The following table sets forth potential future payouts under these performance awards.  No other benefits or amounts have been granted, awarded or received under the 2009 Incentive Plan that were subject to stockholder approval. The Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2009 Incentive Plan.  Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2009 Incentive Plan is approved by our stockholders.  The closing price of a share of our common stock as reported on the New York Stock Exchange on December 5, 2008 was $27.10.

		Potential Future Payouts Under Performance Awards(3)
		Threshold	Target	Maximum
Name and Position	Performance Period	($)	($)	($)
Jeffrey M. Ettinger	Ends 6/2010(1)	600,000	1,200,000	3,600,000
Chairman, President and Chief Executive Officer	Ends 6/2011(2)	400,000	800,000	2,400,000
Jody H. Feragen	Ends 6/2010(1)	225,000	450,000	1,350,000
Senior Vice President and Chief Financial Officer	Ends 6/2011(2)	150,000	300,000	900,000
Gary J. Ray(4)	-	-	-	-
President Protein Business Units	-	-	-	-
Ronald W. Fielding	Ends 6/2010(1)	187,500	375,000	1,125,000
Executive Vice President	Ends 6/2011(2)	125,000	250,000	750,000
Richard A. Bross	Ends 6/2010(1)	131,250	262,500	787,500
Group Vice President	Ends 6/2011(2)	87,500	175,000	525,000
Executive Officer Group (33 persons, including the five above-named officers)	Ends 6/2010(1) Ends 6/2011(2)	2,835,000 1,890,000	5,670,000 3,780,000	17,010,000 11,340,000
Nonexecutive Director Group(4)	-	-	-	-
	-	-	-	-
Nonexecutive Officer Employee Group(4)	-	-	-	-
	-	-	-	-

(1)                                  These performance awards work in the same manner as awards under the 2005 LTIP, described starting on page 18, except that the performance period is approximately 20 months (beginning of fiscal 2009 through the 20th trading day after the Company’s 2nd fiscal quarter 2010 earnings release) and the peer group has been reduced to 22 companies.

(2)                                  These performance awards work in the same manner as awards under the 2005 LTIP, described starting on page 18, except that the performance period is approximately 32 months (beginning of fiscal 2009 through the 20th trading day after the Company’s 2nd fiscal quarter 2011 earnings release) and the peer group has been reduced to 22 companies.

(3)                                  The actual cash amounts payable, if any, at the end of the performance period cannot be determined because the amount earned will be based on the Company’s future performance and the future performance of the peer group.  No awards will be paid if the Company’s actual performance is below the 25th percentile of the peer group.  Threshold awards will be earned if the Company achieves 25th percentile performance.  If the Company’s actual performance is at the 50th percentile of the peer group, then the target awards will be earned.  Maximum awards will be earned if the Company’s actual performance ranks highest among the peers.  Awards will be interpolated for Company performance between the discrete points.

(4)                                  Mr. Ray retired effective December 31, 2008, and thus did not receive these performance awards based on the Company’s future performance.  Performance awards were made only to 31 executive officers of the Company.

Equity Compensation Plan Information

Information regarding the Company’s equity compensation plans as of October 26, 2008, is shown below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,734,712	$31.04	7,160,819

Equity compensation plans not approved by security holders	–	–	–
Total	10,734,712	$31.04	7,160,819

Vote Required; Board Recommendation

The affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting is required for approval of the Hormel Foods Corporation 2009 Long-Term Incentive Plan.  The Board of Directors recommends a vote FOR approval of the Hormel Foods Corporation 2009 Long-Term Incentive Plan.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

ITEM 4 – APPROVAL OF THE HORMEL FOODS CORPORATION
2009 NONEMPLOYEE DIRECTOR DEFERRED STOCK PLAN

On November 24, 2008, the Board of Directors adopted, subject to stockholder approval, the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan (the “2009 Deferral Plan”).  The purpose of the 2009 Deferral Plan is to provide an opportunity for our nonemployee directors to increase their ownership of shares of our common stock and thereby align their interest in the long-term success of the Company with that of our other stockholders.

Our nonemployee directors are currently eligible to participate in the Hormel Foods Corporation Nonemployee Director Deferred Stock Plan, which was adopted October 4, 1999 and expires October 4, 2009.  The Board of Directors believes that the continuation of a deferral program for nonemployee directors is essential to align our directors interest in the long-term success of the Company with that of our stockholders.

The following is a summary of the material terms of the 2009 Deferral Plan and is qualified in its entirety by reference to the 2009 Deferral Plan.  A copy of the 2009 Deferral Plan is included in this proxy statement as Appendix B.

Administration

The Compensation Committee (for purposes of this summary, the “Committee”) will administer and have the authority to interpret the 2009 Deferral Plan.

Eligible Participants

Each individual who is a member of the Hormel Foods Board of Directors and who is not also an officer or other employee of the Company or our subsidiaries is eligible to participate in the 2009 Deferral Plan.  As of December 1, 2008, ten nonemployee directors were eligible to participate in the 2009 Deferral Plan.

Shares Available for Issuance

The maximum number of shares of our common stock that may be issued under the 2009 Deferral Plan is 200,000.  The Committee will adjust the number of shares issuable under the 2009 Deferral Plan in the case of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, in order to prevent dilution or enlargement of the rights of the participating directors.

Deferral of Cash Fees

Pursuant to the 2009 Deferral Plan, each eligible director may elect to defer 25%, 50%, 75% or 100% of the director’s annual retainer and meeting fees.  In lieu of receiving the cash fees, the director will receive stock units representing the right to receive shares of our common stock at a later date.  The stock units will be credited to a deferred stock account for the director on the last business day of each calendar quarter and will equal the number of shares of our common stock determined by dividing (i) the product of an amount equal to the deferred fees multiplied by 105% by (ii) the fair market value of one share of our common stock.  The director will receive dividend equivalents on the stock units.  No shares of our common stock will be issued to the director pursuant to the 2009 Deferral Plan until the director receives a payment as described under “Payment of Deferred Stock” below.

Payment of Deferred Stock

At the time of making the deferral election, each participating director will specify a payment option and the year following the director’s “separation from service” (as defined in the 2009 Deferral Plan) in which the amounts credited to the director’s deferred stock account will be paid.  Directors have two payment options: (1) a lump sum payment on February 15 (or the first business day thereafter) of the year following the director’s separation from service or such other later date as elected by the director and (2) annual installments on February 15 (or the first business day thereafter) commencing the year following separation from service or commencing in a later year as elected by the director.  All payments will be made in shares of our common stock, with one share of our common stock issued for each stock unit credited to the director’s deferred stock account, plus cash in lieu of any fractional share.  If a director is a “specified employee” (as that term is defined under Section 409A of the Internal Revenue Code), then any amount that becomes payable upon the director’s separation from service will be made on the first day of the seventh month following such separation from service.  In the event of a director’s separation from service within six months following a “change of control” (as defined in the 2009 Deferral Plan), credits to the director’s deferred stock account will be paid in a lump sum to the director or the director’s beneficiary or estate, as the case may be, in whole shares of our common stock (together with cash in lieu of a fractional share).

Amendment and Termination

The Board may amend the 2009 Deferral Plan from time to time in such respects as the Board may deem advisable in order that the 2009 Deferral Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company.  The Board may suspend or terminate the 2009 Deferral Plan at any time.  If there is a termination of the 2009 Deferral Plan with respect to all participants, the Board will have the right to amend the 2009 Deferral Plan to immediately pay all benefits in a lump sum following such termination, to the extent permissible under Section 409A of the Internal Revenue Code.

Effective Date and Duration

The 2009 Deferral Plan will become effective as of November 24, 2008, subject to stockholder approval within six months thereafter, and will continue until the earlier of the termination of the 2009 Deferral Plan or November 23, 2018.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to a deferral of compensation under the 2009 Deferral Plan.  A participating director will not recognize income, and the Company will not be allowed a tax deduction, at the time of the director’s deferral election or upon the crediting of a stock unit to the director’s deferred stock account.  Upon receipt of shares of our common stock in settlement of a stock unit, a director will recognize ordinary income equal to the fair market value of the common stock, and the Company will be allowed a corresponding federal income tax deduction at that time.

New Plan Benefits

Because the amount of future benefits under the 2009 Deferral Plan will depend on the participating directors’ elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible directors if the 2009 Deferral Plan is approved by our stockholders.  The closing price of a share of our common stock as reported on the New York Stock Exchange on December 5, 2008 was $27.10.

Vote Required; Board Recommendation

The affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting is required for approval of the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan.  The Board of Directors recommends that you vote FOR approval of the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

ITEM 5 – STOCKHOLDER PROPOSAL REQUESTING DISCLOSURES

Stockholder Proposal

People for the Ethical Treatment of Animals (“PETA”), 501 Front Street, Norfolk, Virginia 23510, beneficial owner of 100 shares of the Company’s common stock, as the sponsor, has notified the Company that it intends to present the following resolution at the Annual Meeting of Stockholders.  As required by the rules of the Securities and Exchange Commission, the resolution and supporting statement are reprinted here as they were submitted to the Company:

RESOLVED that shareholders request that the Board of Directors disclose to the public by 2010, via product packaging, the amount of greenhouse-gas emissions caused by individual products.  The calculations should include all facets of company-owned and contract operations (e.g., feed crop production, animal rearing, waste decomposition, transport of crops and animals, slaughter) and should specifically cite levels of carbon dioxide, nitrous oxide, and methane per serving.

Supporting Statement

According to many scientific reports, meat production is a leading contributor to global warming.  In fact, a recent United Nations report concluded that the meat industry causes almost 40 percent more greenhouse-gas emissions than all of the world’s transportation systems—that’s all the cars, trucks, SUVs, planes, and ships in the world—combined.

Many businesses are responding to the growing public concern about greenhouse-gas emissions by reporting on their environmental impact and undertaking “green” initiatives.  A 2006 CBS News/New York Times poll found, in the words of a CBS article, that “two-thirds of Americans now believe global warming is having a serious impact” and that “[b]usinesses like Ford and GE are responding and are trying to show they’re environmentally friendly.”

Tesco—which is the largest British retailer and sells nearly one-quarter of all groceries bought in the United Kingdom—has responded to this predominant social issue by starting to include products’ greenhouse-gas “footprint” per serving on product labels.  Tesco is not alone; as a February 2008 New Yorker article cited, “Several food companies have promised to label their products with the amount of [greenhouse-gas] emissions associated with making and transporting them.”

Accordingly, shareholders are encouraged to vote in favor of this proposal, which involves matters of significant social importance.

Board of Directors Statement in Opposition to the Stockholder Proposal

The proposal requests that the Company’s Board of Directors disclose to the public by 2010, on the package of every product made by the Company, the amount of greenhouse gas emissions caused by that product.  The Company is committed to environmental sustainability; however, the Company believes it cannot meaningfully comply with this request for a number of reasons.

The Company has described its corporate responsibility goals in the current Corporate Responsibility Report, which is available at www.hormelfoods.com.  In the current report, and planned for the next report scheduled for release in April 2009, the Company discloses greenhouse gas emissions for Company locations, and also details its efforts to achieve the Company’s goal of lessening its environmental footprint. The Company has a history of undertaking “green” initiatives and is committed to reporting its environmental impact, and to taking actions in the interests of both the communities it serves and its stockholders to lessen that impact.

There are no accepted, universal standards for measuring and describing the impact of greenhouse gases per food product.  There are many variables and potential sources of such gases to be considered.  Without complete, verifiable information from all third parties who are involved in the supply chain, the Company believes that it cannot provide accurate and reliable information to consumers.

In addition, greenhouse gas labeling standards have not been established by the United States Department of Agriculture, Food Safety and Inspection Service, or Food and Drug Administration.  Without such labeling standards, competing producers of food products will not be held to comparable standards, which could lead to significant consumer confusion in the marketplace.  Therefore, attempts by the Company to quantify each form of emission per serving could cause serious consumer confusion regarding the accuracy, completeness and comparability of any greenhouse gas information placed on product labels.

In sum, the Board of Directors believes the Company’s stockholders will be better served by having the Company continue its efforts at improving its environmental impact and reporting on those efforts through its Corporate Responsibility Report, while remaining firmly focused on increasing stockholder value.

Vote Required; Board Recommendation

Adoption of the proposal will require the affirmative vote of holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting.  The Board of Directors recommends that you vote AGAINST this proposal.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

VIEWING AND DELIVERY OF PROXY MATERIALS

Viewing of Proxy Materials Via The Internet - We are able to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet or go directly to www.ematerials.com/hrl to register your consent. You will continue to have the option to vote your shares by mail, telephone or the Internet.

Delivery of Proxy Materials - Only one Notice of Internet Availability of Proxy Materials or only one copy of our annual report and proxy statement are being delivered to multiple stockholders sharing an address, unless the Company received contrary instructions from one of the stockholders.  If you wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials or the annual report and proxy statement, as applicable, this year or in future years, please call 507-437-5944 or mail a request to the Corporate Secretary, Brian D. Johnson, 1 Hormel Place, Austin, Minnesota 55912.

If your household currently receives multiple copies of the Notice of Internet Availability of Proxy Materials or the annual report and proxy statement and you wish to receive only a single copy, please contact the transfer agent with the names in which all accounts are registered and the one account for which you wish to receive mailings.  The transfer agent is Wells Fargo Bank, N.A., who may be contacted at P.O. Box 64874, St. Paul, Minnesota 55164-0874, or by phone at 1-877-536-3559.  This will not affect dividend check mailings.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder intending to present a proposal at the 2010 Annual Meeting of Stockholders must deliver the proposal to the Company by August 20, 2009, in order to have the proposal considered for inclusion in the Company’s proxy statement and the form of proxy for that meeting.

The Company’s Bylaws provide certain requirements which must be met in order for a stockholder to bring any proposals or nominations for election as Directors for consideration at the Annual Meeting of Stockholders.  These requirements apply whether or not the proposal or nomination is requested to be included in the proxy statement and proxy.  The requirements include a written notice to the Corporate Secretary to be received at the Company’s principal executive offices at least 90 days before the date that is one year after the prior year’s annual meeting.  For business or nominations intended to be brought to the 2010 Annual Meeting of Stockholders, the notice deadline is October 29, 2009.  Stockholder proposals or director nominations submitted after this date may not be presented at the 2010 Annual Meeting of Stockholders.

OTHER MATTERS

The management of the Company does not know of any matters to be presented at the meeting other than those identified above.  If other matters properly come before the meeting, the holders of the proxies will vote on such matters in their discretion under the authority granted in the proxy.

By Order of the Board of Directors

BRIAN D. JOHNSON
Corporate Secretary

December 17, 2008

Appendix A

HORMEL FOODS CORPORATION
2009 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, and nonemployee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.  An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)           “Board” shall mean the Board of Directors of the Company.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)            “Committee” shall mean a committee of Directors designated by the Board to administer the Plan.  In the absence of any other designation, the Committee shall mean the Compensation Committee of the Board.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Nonemployee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.  The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)           “Company” shall mean Hormel Foods Corporation, a Delaware corporation, and any successor corporation.

(h)           “Director” shall mean a member of the Board.

(i)            “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person based on the Committee’s judgment as to that person’s ability to have a significant effect on the success of the Company.

(j)            “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(k)           “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(l)            “Nonqualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(m)          “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

(n)           “Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

(o)           “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)           “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q)           “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r)            “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:  sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.  Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events:  asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(s)           “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(t)            “Plan” shall mean the Hormel Foods Corporation 2009 Long-Term Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(u)           “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(v)           “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)            “Shares” shall mean shares of Common Stock, $.0586 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(y)           “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.

(a)           Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Awards; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)           Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c)           Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.  Shares Available for Awards.

(a)           Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 19,000,000 on a net basis as provided in this Section 4(a).  Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise.  Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award (whether tendered by the Participant or withheld from the Award), shall be available for granting Awards (other than Incentive Stock Options) under the Plan without reducing the aggregate number of Shares that may be issued for all Awards under the Plan.  In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 19,000,000 on a gross basis, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision, so that shares used as payment of the purchase price or in connection with the satisfaction of tax obligations relating to an Award which would not otherwise reduce the shares available for issuance under the Plan will not be available for Incentive Stock Options.

(b)           Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.  Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)           Award Limitations Under the Plan.  The following annual limitations specifically apply to the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 900,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.  With respect to Restricted Stock, Restricted Stock Units, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares, no Eligible Person may be granted any Awards for more than 200,000 Shares in the aggregate in any calendar year.  In addition to the foregoing, the maximum dollar value that may be paid to any Eligible Person in any calendar year with respect to Awards that are denominated in cash shall not exceed the Fair Market Value of 600,000 Shares, determined at the end of the applicable performance period.

Section 5.  Eligibility.

Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

(a)           Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)           Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than ten years from the date of grant.

(iii)          Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)           Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)           Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a

Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)          Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)           Performance Awards.  The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Goals.  The Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period, and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals.  Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m) of the Code.  The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Performance Award, but may not exercise discretion to increase such amount.

(e)           Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f)            Other Stock-Based Awards.  The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)           General.

(i)            Consideration for Awards.  Awards may be granted for no cash consideration or for any minimal cash or other consideration as may be required by applicable law.

(ii)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)          Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv)          Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award (other than Other Stock Grants) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)           Term of Awards.  Except as specifically provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi)          Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions.  If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(h)           Cancellation and Rescission of Awards.

(i)            Competitive Services.  A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

(ii)           Cancellation and Rescission.  Failure to comply with the provisions of paragraph (i) of this Section 6(h) shall cause any Award(s) to be canceled.  Failure to comply with the provisions of paragraph (i) of this Section 6(h) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded.  The Company shall notify the Participant in writing of any such rescission within one year after such exercise, payment or delivery.  Within ten days after receiving such notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award.

Section 7.  Amendment and Termination; Adjustments.

(a)           Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)            requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, or any other securities exchange that are applicable to the Company;

(ii)           increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)          increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)          permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v)           permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) of the Plan;

(vi)          would cause Section 162(m) of the Code to become unavailable with respect to the Plan; and

(vii)         would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)           Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c)           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(d)           Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Section 8.  Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions.

(a)           No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           No Right to Employment or Directorship.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)           Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Delaware.

(f)            Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)            Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

The Plan shall be effective as of November 24, 2008, subject to approval by the stockholders of the Company within six months thereafter.  Any Performance Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the stockholders of the Company.

Section 11.  Term of the Plan.

No Award shall be granted under the Plan after November 23, 2018 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.  No Performance Award shall be granted more than five years after the date the stockholders of the Company approve the Plan unless the stockholders have re-approved the Plan to the extent required by Section 162(m) of the Code.

Appendix B

HORMEL FOODS CORPORATION
2009 NONEMPLOYEE DIRECTOR DEFERRED STOCK PLAN
(Plan Adopted November 24, 2008)

1.             Introduction.

1.1.          Plan History.  The Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan (the “Plan”) is adopted November 24, 2008.   The Plan is intended to replace the Hormel Foods Corporation Nonemployee Director Deferred Stock Plan which was first adopted October 4, 1999, and amended and restated November 24, 2003, September 18, 2006, and January 1, 2008 (the “Prior Plan”).  Deferred compensation credited under the Prior Plan shall continue to be governed by the terms of the Prior Plan.

1.2.          Purpose.  The purpose of the Plan is to provide an opportunity for nonemployee members of the Board of Directors (the “Board”) of Hormel Foods Corporation (the “Company”) to increase their ownership of shares of the common stock of the Company, and thereby align their interest in the long-term success of the Company with that of the other stockholders of the Company.  This will be accomplished by allowing each participating director to elect voluntarily to defer all or a portion of his or her retainer and meeting fees into the right to receive shares of common stock, par value $.0586 per share, of the Company (“Common Stock”) at a later date pursuant to elections made by such director under this Plan.

2.             Eligibility.  Each individual who is a member of the Board (a “Director”) and who is not also an officer or other employee of the Company or its subsidiaries is eligible to participate in this Plan (an “Eligible Director”).

3.             Administration.  This Plan will be administered by the Compensation Committee of the Board (the “Committee”), which is composed solely of two or more Nonemployee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  All questions of interpretation of this Plan will be determined by the Committee, and each determination, interpretation or other action that the Committee makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons.  The Committee will not be liable for any action or determination made in good faith with respect to this Plan.

4.             Election to Defer Receipt of Retainer and Fees.

4.1.           Election to Defer Cash Compensation.  Each Eligible Director who decides to participate in this Plan (a “Participating Director”) may irrevocably elect to defer receipt of cash equal to 25%, 50%, 75% or 100% of the annual cash retainer (“Retainer”) payable to that Director for services to be rendered as a Director in the “Plan Year” (as defined below) following such election and 25%, 50%, 75% or 100% of the meeting fees payable for attendance at Board meetings or meetings of Committees of the Board (“Meeting Fees”) otherwise payable to such Director for services performed after the effective date of the Deferral Election (as defined in Section 4.2).  As of the date of adoption of this Plan, Eligible Directors are customarily paid the Retainer one-half on February 1 and one-half on August 1 of each year, and Meeting Fees are paid on the day of the meeting.  As used herein, “Plan Year” means the 12-month period which runs from January 1 through December 31.  Each deferral represents a voluntary election to forego the receipt of Retainer and/or Meeting Fees in return for the right to receive shares of Common Stock at a later date (such right being referred to as a “Stock Unit”).  The amounts to be deferred will be in the form of Stock Units credited to an account for the Participating Director (a “Deferred Stock Account”).  No shares of Common Stock will be issued to a Participating Director until he or she receives a payment under the Plan pursuant to Section 6.

4.2.         Manner of Making Deferral Election.  A Participating Director may elect to defer payment of Retainer and Meeting Fees pursuant to this Plan by filing, no later than December 31 of each year (or by such earlier date as the Committee shall determine), an irrevocable election with the Committee on a form provided for that purpose (“Deferral Election”).  The Deferral Election shall be effective with respect to the

Retainer and Meeting Fees otherwise payable for services performed during the following Plan Year unless the Participating Director shall revoke or change the election in accordance with the procedure set forth in Section 4.6.  The Deferral Election form shall specify an amount to be deferred expressed as a percentage of the Participating Director’s Retainer and Meeting Fees.

4.3.           Credits to Deferred Stock Account for Deferrals.  On the last business day of each calendar quarter of the Plan Year (the “Credit Date”), a Participating Director shall receive a credit to his or her Deferred Stock Account.  The amount credited shall be in the form of Stock Units in a number equal to the number of shares of Common Stock (rounded to the nearest one-hundredth of a share) determined by dividing (i) the product of an amount equal to the Retainer and Meeting Fees specified for deferral that would otherwise have been paid to the Participating Director for the applicable calendar quarter multiplied by 105% by (ii) the Fair Market Value of one share of Common Stock on the Credit Date.

4.4.           Dividend Credit.  Each time a dividend is paid on shares of Common Stock, the Participating Director shall receive a credit of Stock Units to his or her Deferred Stock Account equal to either the number of shares (if a stock dividend is paid) or that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date (if a cash dividend is paid) equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.5.           Fair Market Value.  For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company’s Common Stock on the New York Stock Exchange-Composite Transactions (or such other principal stock exchange on which the Common Stock may then be listed) on the last business day of the applicable calendar quarter of the Plan Year for credits under Section 4 or the applicable payment date pursuant to Section 6.

4.6.           Change in Election.  Prior to the first day of the Plan Year for which a Deferral Election is to become effective, each Participating Director may irrevocably elect in writing to change a Deferral Election, either to change the percentage of such Director’s Retainer and Meeting Fees to be deferred or to discontinue making deferrals and currently receive the entire Retainer and Meeting Fees in cash (an “Amended Election”).  Once a Deferral Election becomes effective as of the first day of a Plan Year, such election shall be irrevocable, and an Amended Election may only be made with respect to Retainer and Meeting Fees paid for services performed on or after the first day of the Plan Year commencing after the date of receipt of such Amended Election by the Company.

5.             Shares Available for Issuance.

5.1.           Maximum Number of Shares Available.  Subject to adjustment pursuant to Section 5.2, the maximum number of shares of Common Stock that shall be available for issuance under this Plan shall be 200,000.  Shares issuable under this Plan may be either authorized but unissued shares, shares held in the treasury of the Company or shares acquired on the open market or otherwise.

5.2.           Adjustments to Shares.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made by the Committee in the number and/or kind of securities available for issuance under this Plan to prevent either the dilution or the enlargement of the rights of the Eligible Directors and Participating Directors.

6.             Deferral Payment.

6.1.           Deferral Payment Election.  At the time of making the Deferral Election, each Participating Director shall also complete a deferral payment election specifying one of the payment options described in Sections 6.2 and 6.3, and the year following his or her Separation from Service (as that term is defined in Section 6.5 below) in which amounts credited to the Participating Director’s Deferred Stock Account shall be paid in a lump sum pursuant to Section 6.2, or in which installment payments shall commence pursuant to Section 6.3.  The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s

Deferred Stock Account.  The Participating Director may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited for Plan Years after the date the Company receives such subsequent deferral payment election.

6.2.           Payment of Deferred Stock Accounts in a Lump Sum.  Unless a Participating Director elects to receive payment of his or her Deferred Stock Account in installments as described in Section 6.3, credits to a Participating Director’s Deferred Stock Account shall be payable in full on February 15 of the year following the Participating Director’s Separation from Service (or the first business day thereafter) or such other later date as elected by the Participating Director pursuant to Section 6.1.  All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each Stock Unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share.

6.3.           Payment of Deferred Stock Accounts in Installments.  A Participating Director may elect to have his or her Deferred Stock Account paid in annual installments commencing the year following Separation from Service or commencing in a later year as elected by the Participating Director pursuant to Section 6.1.  All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each Stock Unit credited to the Participating Directors Deferred Stock Account, plus cash in lieu of any fractional share.  All installment payments shall be made annually on February 15 of each year (or the first business day thereafter).  The amount of each installment payment shall be computed as the number of shares credited to the Participating Director’s Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid.  Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of Stock Units then credited to the Participating Director’s Deferred Stock Account, together with cash in lieu of any fractional share.

6.4.           Change of Control.  Notwithstanding the foregoing, in the event of a Participating Director’s Separation from Service within six months following a Change of Control (as defined below), credits to a Participating Director’s Deferred Stock Account shall be paid in a lump sum (notwithstanding any prior election to the contrary) to the Participating Director or the Participating Director’s beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share).  “Change of Control” means the occurrence of a “change in the ownership of the Company,” “change in effective control of the Company,” and/or a “change in the ownership of a substantial portion of the Company’s assets” as defined under Treasury Regulation § 1.409A-3(i)(5).

6.5.           Separation from Service.  For purposes of this Section 6, a “Separation from Service” shall mean a complete severance of a Director’s relationship as a director of the Company and all affiliates, if any, and as an independent contractor of the Company and all affiliates, if any, for any reason.   A Director may have a Separation from Service upon resignation as a director even if the Director then becomes an employee.   Separation from Service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  If a Director is a “specified employee” (as that term is defined under Section 409A of the Code), the any amount that becomes payable upon the Director’s Separation from Service shall be made on the first day of the seventh month following such Separation from Service.

7.             Limitation on Rights of Eligible and Participating Directors.

7.1.           Service as a Director.  Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its stockholders to remove an Eligible Director or Participating Director from the Board.  Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company’s Board or its stockholders have retained or will retain an Eligible Director or Participating Director for any period of time or at any particular rate of compensation.

7.2.           Nonexclusivity of the Plan.  Nothing contained in this Plan is intended to effect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

8.             Plan Amendment, Modification and Termination.  The Board may suspend or terminate this Plan at any time.  The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests.  If there is a termination of the Plan with respect to all Participants, the Board shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to immediately pay all benefits in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Code.

9.             Effective Date and Duration of the Plan.  This Plan shall become effective as of November 24, 2008, subject to approval by the stockholders of the Company within six months thereafter, and will continue until the earlier to occur of (i) the termination of the Plan by Board or (ii) November 23, 2018.

10.           Participants Are General Creditors of the Company.  The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company.  Although the Company expects to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

11.           Miscellaneous.

11.1.         Securities Law and Other Restrictions.  Notwithstanding any other provision of this Plan or any Deferral Election or Amended Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

11.2.        Governing Law.  The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the internal laws (without regard to conflict of laws principles) of the State of Delaware.

HORMEL FOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 27, 2009

8:00 p.m. Central standard time

Richard L. Knowlton Auditorium

Austin High School

300 NW 4th Street

Austin, Minnesota

Doors open 6:00 p.m.	ADMISSION TICKET
Enter at south end of building

  Please detach here and present for admission to meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on January 27, 2009.	Company #

See the reverse side of this notice for the Notice of Annual Meeting of Stockholders of Hormel Foods Corporation and a list of persons who will be admitted to the meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at	www.ematerials.com/hrl

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before January 15, 2009 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and AGAINST Item 5.

1. Elect a board of 13 directors for the ensuing year:
01 Terrell K. Crews	06 John L. Morrison	11 Gary J. Ray
02 Jeffrey M. Ettinger	07 Elsa A. Murano, Ph.D.	12 Hugh C. Smith, M.D.
03 Jody H. Feragen	08 Robert C. Nakasone	13 John G. Turner
04 Luella G. Goldberg	09 Ronald D. Pearson
05 Susan I. Marvin	10 Dakota A. Pippins

2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2009.

3. Approve the Hormel Foods Corporation 2009 Long-Term Incentive Plan.

4. Approve the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan.

5. Consider a stockholder proposal regarding disclosure of greenhouse gas emissions caused by individual products via product packaging, if presented at the meeting.

6. Such other matters as may properly come before the meeting.

You may immediately
vote your proxy
on the Internet at:

www.eproxy.com/hrl/

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on January 26, 2009.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may attend the meeting and vote in person if you so choose. Directions on voting will be provided at the meeting.

  Please detach here and present for admission to meeting.

HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota, on Tuesday, January 27, 2009, at 8:00 p.m. Central standard time. The items of business are:

1.             Elect a board of 13 directors for the ensuing year;

2.                                       Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2009;

3.             Approve the Hormel Foods Corporation 2009 Long-Term Incentive Plan;

4.             Approve the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan;

5.                                       Consider a stockholder proposal regarding disclosure of greenhouse gas emissions caused by individual products via product packaging, if presented at the meeting; and

6.             Such other matters as may properly come before the meeting.

The Board of Directors has fixed December 1, 2008, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

BRIAN D. JOHNSON

Corporate Secretary

December 17, 2008

MEETING ADMISSION

The following persons will be admitted to the Annual Meeting of Stockholders to be held on January 27, 2009:

•                   Stockholders of record at the close of business on December 1, 2008, and their immediate family members;

•                   Individuals holding written proxies executed by stockholders of record at the close of business on December 1, 2008;

•                   Stockholders who provide a letter or account statement from their broker, bank or other nominee showing that they owned stock held in the name of the broker, bank or other nominee at the close of business on December 1, 2008, and their immediate family members;

•                   Stockholders by virtue of stock held in the Company’s Employee Stock Purchase Plan;

•                   Other individuals with the approval of the Corporate Secretary; and

•                   One authorized representative of stockholders that are corporations or other entities. Additional authorized representatives may be admitted with the approval of the Corporate Secretary.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/hrl . Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “HRL Materials Request” in the subject line. The email must include:

•        The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•        Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•        If you choose email delivery you must include the email address.

•        If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” in the email.

  Please detach here and present for admission to meeting.

SHARES COVERED BY THIS PROXY CARD ARE LISTED OPPOSITE THE CODES WHICH ARE EXPLAINED BELOW

Your signature on this proxy card will appoint a proxy for the shares listed opposite code COMM if you are a shareholder of record and direct the proxy as to how to vote.

COMM - Shares held in your record account for which you are designating and directing a proxy.

Your signature will also serve as a voting direction to the trustee if you are in an employee plan (ESPP, JEPST, 401K-A or 401K-B) for any shares listed opposite the following codes:

ESPP	Shares held in your account in the Employee Stock Purchase Plan. By signing this proxy, you direct Wells Fargo Bank, N.A. to vote those shares, in person or by proxy, as designated herein.

JEPST

Shares held in your account in the Hormel Foods Corporation Joint Earnings Profit Sharing Trust. By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-A

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan A (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-B

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan B (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

If you would like to access the proxy materials electronically next year, go to the following Internet address: www.ematerials.com/hrl

HORMEL FOODS CORPORATION
1 Hormel Place	proxy and voting direction
Austin, MN 55912

This proxy is solicited on behalf of the Board of Directors. By signing on the other side of this card you appoint Jeffrey M. Ettinger, Jody H. Feragen, Brian D. Johnson or a majority thereof present, or if only one be present, then that one, with full power of substitution, and hereby authorize them to represent and to vote as designated on the other side of this card all the shares of Common Stock of Hormel Foods Corporation held of record by you on December 1, 2008, at the Annual Meeting of Stockholders to be held on January 27, 2009, or any adjournment thereof. This proxy also functions as a voting direction to the trustee of the employee plan(s) in which Hormel stock was held for your account on December 1, 2008. Please refer to the explanation above.

See reverse for voting instructions.

HORMEL FOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 27, 2009

8:00 p.m. Central standard time

Richard L. Knowlton Auditorium

Austin High School

300 NW 4th Street

Austin, Minnesota

Doors open 6:00 p.m.

Enter at south end of building

ADMISSION TICKET

  Please detach here and present for admission to meeting.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                   Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on January 26, 2009.

•                   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/hrl — QUICK *** EASY *** IMMEDIATE

•                   Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on January 26, 2009.

•                   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and submit an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hormel Foods, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

  Please detach here if you are mailing your proxy card.

	The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and AGAINST Item 5.

1.	Elect a	01	Terrell K. Crews	06	John L. Morrison	11	Gary J. Ray	☐	FOR all nominees	☐	WITHHOLD
	board of 13	02	Jeffrey M. Ettinger	07	Elsa A. Murano, Ph.D.	12	Hugh C. Smith, M.D.		(except as		AUTHORITY
	directors:	03 04 05	Jody H. Feragen Luella G. Goldberg Susan I. Marvin	08 09 10	Robert C. Nakasone Ronald D. Pearson Dakota A. Pippins	13	John G. Turner		marked to the contrary below.)		(to vote for all nominees)

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in the box.)

2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2009.	☐	For	☐	Against	☐	Abstain

3. Approve the Hormel Foods Corporation 2009 Long-Term Incentive Plan.	☐	For	☐	Against	☐	Abstain

4. Approve the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan.	☐	For	☐	Against	☐	Abstain

5. Consider a stockholder proposal regarding disclosure of greenhouse gas emissions caused by individual products via product packaging, if presented at the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS, FOR ITEMS 2, 3, 4 AND AGAINST ITEM 5.

Address Change? Mark Box ☐ Indicate changes below:	Dated

Signature(s) in Box

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.